Exhibit 10.6

CREDIT AGREEMENT

DATED AS OF DECEMBER 16, 2002

PEMCO AVIATION GROUP, INC.,

PEMCO WORLD AIR SERVICES, INC.,

PEMCO AEROPLEX, INC.,

PEMCO ENGINEERS, INC.,

SPACE VECTOR CORPORATION,

SOUTHTRUST BANK, AS AGENT,

and

THE LENDERS IDENTIFIED HEREIN

i

	4.5	Use of Proceeds of Term Loan	30

Article V			30

5.	LETTERS OF CREDIT		30

	5.1	General Terms	30

	5.2	Issuance of a Letter of Credit	30

	5.3	Reimbursement and Other Payments	31

	5.4	Upon an Event of Default	31

	5.5	No Liability of Issuing Lender	32

	5.6	Indemnification	32

	5.7	Pro Rata Participation, Drawing and Reimbursement	33

	5.8	Failure to Purchase Pro Rata Share of Letter of Credit Advances	34

	5.9	Letter of Credit Reports	34

Article VI			34

6.	PAYMENTS, ADDITIONAL COSTS, ETC.		34

	6.1	Payment to Agent	34

	6.2	Late Payments	34

	6.3	Prepayment	34

	6.4	Default Rate	35

	6.5	No Setoff or Deduction	35

	6.6	Payment on Non-Business Day; Payment Computations	35

	6.7	Indemnification	35

	6.8	360-Day Year	36

	6.9	No Requirement to Actually Obtain Funds	36

	6.10	Usury Limitation	36

Article VII			36

7.	CONDITIONS PRECEDENT		36

	7.1	Documents Required for the Closing	36

	7.2	Certain Events Required for Closing and for all Advances	38

	7.3	Legal Matters	39

	7.4	Election to Make Advances Prior to Satisfaction of Conditions Precedent	39

Article VIII			39

8.	COLLATERAL SECURITY		39

	8.1	Grant of Lien and Security Interest	39

	8.2	Maintenance of Lien	39

Article IX			40

9.	REPRESENTATIONS AND WARRANTIES.		40

	9.1	Borrower’s Existence	40

	9.2	Borrower’s Authority	40

	9.3	Borrower’s Owners	40

	9.4	Borrower’s Name	40

	9.5	Consents or Approvals	40

	9.6	Violations or Actions Pending	41

	9.7	Borrower Parties’ Subsidiaries and Affiliates	41

	9.8	Existing Indebtedness	41

	9.9	Tax Returns	41

	9.10	Financial Statements	41

	9.11	Good and Marketable Title	42

	9.12	Borrower’s Real Property Locations	42

	9.13	Solvency	42

	9.14	ERISA	42

	9.15	Priority of Liens	42

	9.16	Patents, Copyrights, Etc	42

	9.17	Accuracy of Documents	42

	9.18	Environmental Matters	42

	9.19	Restrictions and Covenants Affecting the Mortgaged Property	43

	9.20	Condemnation	43

	9.21	Mortgaged Property Documents	43

	9.22	Full Disclosure	43

	9.23	Regulated Industries	44

	9.24	Insurance	44

	9.25	Continuing Effectiveness	44

Article X			44

10.	THE BORROWER’S COVENANTS		44

	10.1	Affirmative Covenants	44

	10.2	Negative Covenants	46

	10.3	Financial Covenants	47

	10.4	Insurance and Condemnation Covenants	48

	10.5	Mortgaged Property Document Covenants	52

	10.6	Escrow Deposits	53

	10.7	Borrower’s General Covenants and Agreements Pertaining to the Collateral	53

	10.8	Collection of Accounts; Segregation of Proceeds, Etc	54

	10.9	Collection Methods	55

	10.10	Verification of Accounts	55

	10.11	Notice Regarding Disputed Accounts	55

	10.12	Records, Schedules and Assignments	55

	10.13	Visitation	55

	10.14	Use of Tangible Property	56

	10.15	Collateral Evidenced by Instruments or Documents	56

	10.16	Maintaining Bank Accounts	56

	10.17	Filing Fees and Taxes	56

	10.18	Assigned Agreements	57

	10.19	Underlying Documentation	57

	10.20	Further Assurances	57

Article XI			57

11.	DEFAULT		57

	11.1	Events of Default	57

	11.2	No Advances After Default	59

	11.3	Acceleration	59

	11.4	General Remedies	59

	11.5	Agent’s Additional Rights and Remedies	59

	11.6	Right of Set-Off	61

	11.7	No Limitation on Rights and Remedies	62

	11.8	Repossession of the Collateral; Care and Custody of the Collateral, Etc	62

	11.9	Application of Proceeds	63

	11.10	Attorney-in-Fact	63

	11.11	Default Costs	64

Article XII			64

12.	THE AGENT		64

	12.1	Authorization and Action	64

	12.2	Agent’s Notices, Etc	65

	12.3	Agent’s Reliance, Etc	65

	12.4	SouthTrust and Affiliates	66

	12.5	Lender Credit Decision	66

	12.6	Indemnification	66

	12.7	Successor Agent	67

	12.8	No Third Party Beneficiary	68

Article XIII			68

13.	MISCELLANEOUS		68

	13.1	Termination of Agent’s Lien	68

	13.2	Construction	68

	13.3	Indemnity	69

	13.4	Lender Party’s Consent	69

	13.5	Enforcement and Waiver by Lender Party	69

	13.6	No Representation, Assumption, or Duty	69

	13.7	Expenses of Lender Parties	69

	13.8	Attorneys’ Fees	70

	13.9	Exclusiveness	70

	13.10	Waiver and Release by Borrower	70

	13.11	Limitation on Waiver of Notice, Etc	70

	13.12	Additional Costs	70

	13.13	Illegality and Impossibility	71

	13.14	Assignments and Participations.	71

	13.15	Binding Effect, Assignment	73

	13.16	Entire Agreement, Amendments	73

	13.17	Severability	74

	13.18	Headings	74

	13.19	Counterparts	74

	13.20	Seal	74

Article XIV			74

14.	SUBMISSION TO JURISDICTION, GOVERNING LAW AND NOTICES		74

	14.1	Notices	74

	14.2	Governing Law	76

	14.3	SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL, ETC.	76

EXHIBIT A	APPROVED CONTRACTS
EXHIBIT B	ASSETS EXCLUDED AS COLLATERAL
EXHIBIT C	FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT D	FORM OF COLLATERAL REPORT
EXHIBIT E	FORM OF COMPLIANCE CERTIFICATE
EXHIBIT F	LENDERS' INITIAL CREDIT PERCENTAGES
EXHIBIT G	PERMITTED LIENS
SCHEDULE 9.3	LIST OF EQUITY AGREEMENTS
SCHEDULE 9.4	LIST OF NAMES USED BY BORROWER AND PERSONS ACQUIRED IN LAST SIX YEARS
SCHEDULE 9.9	DISPUTED TAX MATTERS
SCHEDULE 9.12	LISTING OF REAL PROPERTY OWNED OR LEASED BY BORROWER
SCHEDULE 9.16	LISTING OF PATENTS, COPYRIGHTS, ETC.
SCHEDULE 9.24	INSURANCE POLICIES IN EFFECT
SCHEDULE 10.2(B)	PERMITTED TRANSFERS OF COLLATERAL
SCHEDULE 10.2(G)	PERMITTED EQUITY TRANSACTIONS
SCHEDULE 10.3(G)	LISTING OF AGREEMENTS CURRENTLY IN EFFECT WITH AFFILIATES AND PERMITTED POST-CLOSING
SCHEDULE 10.7(A)	LISTING OF LOCATIONS OF COLLATERAL
SCHEDULE 10.16	ADDITIONAL APPROVED BANK ACCOUNTS

v

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), dated as of December             , 2002, is made by and among PEMCO AVIATION GROUP, INC., a Delaware corporation, PEMCO AEROPLEX, INC., an Alabama corporation, PEMCO ENGINEERS, INC., a Delaware corporation, PEMCO WORLD AIR SERVICES, INC., a Delaware corporation, SPACE VECTOR CORPORATION, a Delaware corporation (collectively, the “Borrowers”), SOUTHTRUST BANK, an Alabama banking corporation (the “Agent”), those lenders executing this Agreement as Lenders, and such other lenders as may become a party hereto (collectively, the “Lenders”). As used herein, capitalized words and phrases shall have the meanings ascribed thereto in Article I of this Agreement.

W I T N E S S E T H:

WHEREAS, Borrowers have requested that Lenders extend certain credit to Borrowers, and Lenders are willing to do so on the condition that, among other things, Borrowers enter into this Agreement, and, subject to the terms and conditions of this Agreement, Lenders have agreed to extend the following credit: (i) a revolving loan to Borrowers of up to Twenty Million and 00/100 Dollars ($20,000,000.00), (ii) a swing line loan to Borrowers of up to Five Million and 00/100 Dollars ($5,000,000.00), and (iii) a term loan to Borrowers of up to Five Million and 00/100 Dollars ($5,000,000.00).

NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties hereto agree as follows:

DEFINITIONS.

Defined Terms. As used herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

“Acquisition” means any acquisition (whether in a single transaction or series of related transactions) of (i) any going business, or all or substantially all of the assets of any Person, whether through purchase, merger or otherwise; or (ii) Equity Interests of any Person of five percent (5%) or more of the Equity Interests or Voting Power of such Person.

“Adjusted Funded Debt” means, for any applicable Person as of an applicable date, Funded Debt less Long-Term Unfunded Pension Liability.

“Adjusted Liabilities” means, for any applicable Person as of an applicable date, Liabilities less Long-Term Unfunded Pension Liability.

“Adjusted Tangible Net Worth” means, for any applicable Person as of an applicable date, (a) the total Equity Owner’s Equity of such Person (adjusted to take into account the Unfunded Pension Liability Adjustment), plus (b) the Subordinated Debt of such Person, and (c) excluding, without duplication (to the extent reflected in determining Equity Owner’s Equity of such Person) (i) accumulated depreciation and amortization; and (ii) the aggregate amount of Intangible Assets of such Person and the aggregate amount of Affiliate Assets of such Person (other than Intangible Assets taken into account with respect to the Unfunded Pension Liability Adjustment).

“Advance” means each loan of money or credit made or extended to or for the benefit of Borrower by any Lender Party pursuant to this Agreement.

“Affiliate” means, with respect to any applicable Person, (a) any officers or directors of such Person, or (b) any other Person that has a relationship with the applicable Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other of such Persons. The term “control” means the possession, directly or indirectly, of the power, whether or not exercised to direct or cause the direction of the management or policies of any Person, whether through ownership of voting securities, by contract or otherwise.

“Affiliate Assets” means, for any applicable Person as of an applicable date, the total amount of all assets of the applicable Person arising out of contracts or agreements with Affiliates, including, but not limited to, any notes receivable.

“Agent” means SouthTrust, in its capacity as Agent hereunder, its successors and assigns, and unless the context may clearly require to the contrary, any reference to “Agent” in any Loan Document shall mean the Agent in its capacity as the Agent for the Lenders.

“Agent’s Account” means the account of Agent at its office in Birmingham, Alabama established pursuant to the terms of this Agreement.

“Agent’s Fee” means an annual fee payable by Borrowers to Agent, such annual fee to be paid in advance at the Closing and annually thereafter, all as more specifically set forth in that certain letter from Agent to Mr. John Lee dated November 8, 2002.

“Agent’s Lien” means the Lien granted to Agent by Borrowers pursuant to this Agreement and the other Security Documents.

“Agreement” means this Credit Agreement, as amended or supplemented from time to time.

“ALTA” means the American Land Title Association.

“Amortization Expense” means the amortization expense of Borrowers for the applicable period (to the extent included in the computation of Net Income (Loss)), according to Generally Accepted Accounting Principles.

“Annualized Rolling Period” means the period from the date one year prior to the applicable date through the applicable date.

“Approved Contracts” means those agreements listed on the attached Exhibit “A” and any other agreement between Borrower and any other Person which is approved by Agent as an Approved Contract under this Agreement, provided that upon the occurrence of (i) the suspension, revocation or termination of an Approved Contract, or (ii) a default or event of default (after the expiration of any applicable grace and cure period) under any such Approved Contract, such Approved Contract shall no longer be considered an Approved Contract under this Agreement.

“Assets Excluded From Collateral” means those assets of Borrower which are specifically described on the attached Exhibit “B”.

“Assigned Agreements” means all leases, contracts, agreements, Documents, Instruments and Chattel Paper included in the Collateral (including the Mortgaged Property Documents).

“Assigned Leases” means all leases presently existing or hereafter made, whether written or verbal, or any letting of, or agreement for the use or occupancy of, any part of the Mortgaged Property, and each modification, extension, renewal and guarantee thereof, including the Rents.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Agent, in accordance with Section 13.14 and in substantially the form of Exhibit “C” hereto.

“Assignment of Claims Act” means the Assignment of Claims Act, as amended (31 U.S.C. Sections 3727 et. seq. and 41 U.S.C. Sections 15 et. seq.).

“Assignment of Rents” means that certain Assignment of Rents and Leases dated of even date herewith, executed by Borrowers in favor of Agent, and includes any and all extensions, revisions, modifications or amendments at any time made thereto.

“Availability Reserves” means as of the next Business Day after the date of written notice of any determination thereof to Borrower by Agent, such amounts as Agent may from time to time establish against the Revolving Loan, in Agent’s discretion, in order either (a) to preserve the value of the Collateral, the Agent’s Lien thereon or the amount realizable therefrom or (b) to provide for the payment of unanticipated liabilities of Borrower or for the discharge of the Obligations to the extent not paid when due.

“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar Laws of any Jurisdiction for the relief of debtors, and “Bankruptcy” means the commencement of any case or other action for relief under Bankruptcy Law.

“Base Rate” means the rate of interest periodically designated by SouthTrust as its Base Rate. The Base Rate is not necessarily the lowest interest rate charged by SouthTrust.

“Borrowers” means Pemco Aviation, Pemco Aeroplex, Pemco Engineers, Pemco World and Space Vector.

“Borrower Parties” means Borrowers and any other Person that hereafter becomes a party to this Agreement and/or any other Loan Document, and which Person is responsible in whole or in part for any of the Obligations.

“Borrower’s Closing Affidavits” means affidavits in form and substance acceptable to Agent, and signed by a duly authorized representative of each Borrower.

“Borrower’s Interest” means all right, title and interest of Borrower of whatever kind, nature or description.

“Borrower’s Representatives” means the president, chief executive officer, chief financial officer, and vice president of finance of Borrower, and any other Person designated by Borrower as Borrower’s Representatives under this Agreement.

“Borrowing Base” means, at any time, the amount computed on the Collateral Report most recently delivered to, and accepted by, Agent in accordance with this Agreement and equal to the aggregate of:

Eighty-five percent (85%) of Eligible Accounts due from prime contractors on all U.S. Government contracts; plus

Eighty-five percent (85%) of Eligible Accounts due from governmental and commercial contracts; plus

Fifty percent (50%) of Eligible Accounts which are unbilled due to the terms of an applicable contract, but with respect to which work has been performed and completed; plus

The lesser of (i) fifty percent (50%) of Eligible Inventory, or (ii) $12,000,000.00.

“Business Day” means any day of the year, other than Saturday or Sunday, on which dealings in United States Dollars are carried on in the London interbank market and banks open for business in Birmingham, Alabama are not required or authorized to close.

“Capital Expenditures” means the sum of (i) all expenditures made by a Person, directly or indirectly for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that should be, in accordance with Generally Accepted Accounting Principles, reflected as additions to property, plant or equipment on a balance sheet of such Person or which have a useful life of more than one Year plus (ii) the aggregate principal amount of all Indebtedness (including Capitalized Leases) assumed or incurred in connection with any such expenditures.

“Capitalized Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with Generally Accepted Accounting Principles.

“Cash Collateral Account” means the special cash collateral account established pursuant to Section 5.4 of this Agreement.

“Cash Equivalents” means (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 90 days from the date of acquisition, (ii) commercial paper issued by any Person organized under the Laws of the United States of America, maturing within 90 days from the date of acquisition and, at the time of acquisition, having a rating of at least “A-1” or the equivalent thereof by Standard & Poor’s Ratings Services or at least “P-1” or the equivalent thereof by Moody’s Investors Service, Inc., (iii) time deposits (which shall not include demand deposit accounts) and certificates of deposit maturing within 90 days from the date of issuance and issued by a bank or trust company organized under the Laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services or at least “A2” or the equivalent thereof by Moody’s Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

“Change in Control” means a change in the Equity Interests or Voting Power of Borrower after the date of this Agreement so that, after the change, any Person and such Person’s Affiliates (other than Michael Tennenbaum and Mass Mutual Life Insurance Company) own collectively more than twenty percent (20.0%) of the outstanding Equity Interests or Voting Power of Borrower.

“Closing” means the time and place of actual execution and delivery of this Agreement, the Notes, and except as waived by Agent, the other documents, instruments, and things required by Section 7.1 hereof.

“Collateral” means all of the assets of Borrower of every kind, nature and description, wherever located, whether now owned or hereafter acquired (other than the Assets Excluded From Collateral), including the following:

Borrower’s Interest in the Mortgaged Property;

the Assigned Agreements;

all amounts that may be owing from time to time by any Lender Party to Borrower in any capacity, including, without limitation, any balance or share belonging to Borrower, of any Deposit Accounts or other account with any Lender Party; and

all of Borrower’s assets which are or may be subject to Article 9 of the Uniform Commercial

Code, together with all replacements therefor, additions and accessions thereto, and proceeds (including, but without limitation, insurance proceeds) and products thereof, including, without limitation, the following:

Accounts (including, without limitation, notes, drafts, acceptances, letters of credit, and other rights to payment);

Chattel Paper;

Contract Rights;

Commercial Tort Claims;

Deposit Accounts and Lockbox Accounts;

Documents;

Equipment (including, without limitation, all motor vehicles, trucks, trailers, rolling stock and mobile goods);

General Intangibles;

Instruments;

Intellectual Property Rights;

Inventory;

Investment Property;

Letter-of-Credit Rights;

Payment Intangibles;

Supporting Obligations;

Rights as seller of Goods and rights to returned or repossessed Goods;

All existing and future leases and use agreements of personal property entered into by Borrower as lessor with other Persons as lessees, including without limitation the right to receive and collect all rentals and other monies, including security deposits, at any time payable under such leases and agreements;

Any existing and future leases and use agreements of personal property entered into by Borrower as lessee with other Persons as lessors, including without limitation the leasehold interest of Borrower in such property, and all options to purchase such property or to extend any such lease or agreement;

All fixtures of Borrower (including, but not limited to, all fixtures now or hereafter located on the Mortgaged Property);

All moneys of Borrower and all bank accounts, deposit accounts, lock boxes and other accounts in which such moneys may at any time be on deposit or held and all investments or securities in which such moneys may at any time be invested and all certificates, instruments and documents from time to time representing or evidencing any of the same;

All claims of Borrower in any pending litigation and/or claims for any insurance proceeds;

All Records pertaining to any of the Collateral;

any and all other assets of Borrower of any kind, nature, or description and which are intended to serve as collateral for the Loans under any one or more of the Security Documents; and

All interest, dividends, Proceeds, products, rents, royalties, issues and profits of any of the property described above, including, without limitation, all monies due and to become due with respect to such property, together with all rights to receive the same, and all notes, certificates of deposit, checks and other instruments and property from time to time delivered to or otherwise possessed by any Lender Party for or on behalf of Borrower in substitution for or in addition to any of said property.

“Collateral Report” means a fully completed and duly executed Collateral Report and Borrowing Base Certificates delivered by Borrowers to Agent and in the form attached hereto as Exhibit “D”.

“Commitment Fee” means a fee payable at the Closing by Borrowers to Agent for the account of the Lenders in the amount of $125,000.00.

“Commitments” means the Revolving Loan Commitment, the Swing Line Loan Commitment, the Term Loan Commitment, and the Letter of Credit Commitment.

“Compass” means Compass Bank, an Alabama banking corporation.

“Compliance Certificate” means a fully completed and duly executed certificate delivered by Borrowers to Agent and in the form attached hereto as Exhibit “E”.

“Consolidated Basis” means the consolidation of the assets, liabilities, income and losses, as applicable, of Borrowers, together with a separate statement of each of the foregoing for each Borrower whose assets, liabilities, income and losses are the subject of the consolidation.

“Credit Percentage” means, with respect to each Lender, a percentage based on a fraction, the numerator of which shall be the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to such Lender at such time, and (b) such Lender’s Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, and the denominator of which shall be the sum of (a) the aggregate principal amount of all Advances outstanding at such time and owing to the Lenders at such time, and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time; provided, that in calculating such percentage and each Lender’s Pro Rata Share, the aggregate principal amount of Swing Line Loan Advances owing to the Swing Line Lender and of Letter of Credit Advances owing to Issuing Lender shall, at such time, be considered to be owed to the Lenders that purchase, are obligated to purchase, or if the demand required under Section 3.2(C) or 5.7(C) were made would be obligated to purchase, Swing Line Loan Advances and Letter of Credit Advances from the Swing Line Lender and Issuing Lender under the terms of this Agreement (the Credit Percentage of Lenders as of the date of this Agreement being set forth on the attached Exhibit “F”).

“Default” means the occurrence of an event described in Section 11.1 hereof regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event as an Event of Default.

“Default Costs” means all Indemnified Losses incurred by any Lender Party by reason of a Default.

“Defaulting Lender” means any Lender that has failed to make any Advance or purchase its Pro Rata Share of any Swing Line Loan Advance or Letter of Credit Advance as and when required under the terms of this Agreement.

“Default Rate” means a variable per annum rate of interest equal to the lesser of (1) three percent (3%) in excess of the highest Interest Rate otherwise payable on any Loan hereunder, or (2) the maximum rate allowed by applicable Laws.

“Deposit Accounts” means all bank accounts and other deposit accounts and lock boxes included in the Collateral or established for the benefit of any Lender Party pursuant to the terms of any of the Loan Documents.

“Depreciation Expense” means the depreciation expense of Borrowers for the applicable period (to the extent included in the computation of Net Income (Loss)), according to Generally

Accepted Accounting Principles.

“EBITDA” means, for any applicable Person for any applicable period, the Net Income (Loss) of such Person for such period, plus (a) the sum of the following amounts of such Person for such period to the extent included in the determination of such Net Income (Loss): (i) Depreciation Expense, (ii) Amortization Expense and other noncash charges, (iii) Interest Expense, (iv) Income Tax Expense, and (v) non-cash losses on asset sales for such Person; less (b) Extraordinary Receipts (and other gains on asset sales not otherwise included in Extraordinary Receipts) for such Person.

“Eligible Account” means, at any time, an Account of Borrower that conforms and continues to conform to the following conditions:

The Account is part of the Collateral and the Agent’s Lien has been perfected in accordance with applicable Laws (including, without limitation, the perfection of the Lien as provided for in Section 10.7(K) of this Agreement), provided, however, that if such Account arises under an Approved Contract, such Account will not be ineligible under this paragraph (A) until such time as Borrower fails or refuses to take the action requested by Agent to perfect the Lien as provided under Section 10.7(K) of this Agreement;

All representations and warranties of Borrower contained in the Loan Documents with respect to such Account are true and correct in all material respects;

The Account arose from a bona fide outright sale of Goods by Borrower or from services performed by Borrower in the Ordinary Course of Business, and such Goods have been shipped to the appropriate Purchaser or its designees (or the sale has otherwise been consummated), or the services have been fully performed for the appropriate Purchaser;

The Account is based upon an enforceable order or contract, written or oral, for Goods shipped or held for services performed and the same were shipped, held, or performed in accordance with such order or contract;

The title of Borrower to the Account is absolute and is not subject to any Lien except Agent’s Lien;

The amount shown on the books of Borrower and on any invoice or statement delivered to Agent is owing to Borrower, less any partial payment that has been made thereon by any Person;

The Account shall be eligible only to the extent that it is not subject to any claim of reduction, counterclaim, set off, recoupment, or any claim for credits, allowances, or adjustments by the Purchaser because of return, inferior, or damaged goods or unsatisfactory services, or for any other reason;

The Purchaser has not returned or refused to retain, or otherwise notified Borrower of any dispute concerning, or claimed nonconformity of, any of the Goods or services from the sale of which the Account arose;

The Account is due and payable not more than ninety (90) days from the date of the invoice therefor;

The Account is not more than sixty (60) days past due;

The Account does not arise out of a contract with, or order from, a Purchaser that, by its terms, forbids or makes void or unenforceable the assignment by Borrower to Agent of the Account arising with respect thereto;

Borrower has not received any note, trade acceptance, draft or other instrument with respect to, or in payment of, the Account nor any Chattel Paper with respect to the Goods giving rise to the

Account, unless, if any such instrument or Chattel Paper has been received, Borrower immediately notifies Agent and endorses or assigns and delivers the same to Agent;

Borrower has not received any notice of the death of the Purchaser or a partner thereof; nor of the dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in Bankruptcy, or the commencement of any proceeding under any Bankruptcy or insolvency laws by or against, the Purchaser;

The Purchaser is not a foreign entity, unless (i) the Account arises pursuant to a commercial cargo conversion or maintenance of a particular aircraft, (ii) the aircraft is under the sole possession and control of Borrower, (iii) the owner of the aircraft has no right to have possession and control of the aircraft returned to it until the Account is paid in full, (iv) the aircraft has an estimated value of at least five times the total amount to be paid for work performed by Borrower, and (v) the Account is not more than thirty days past due; provided, however, that the total amount of Eligible Accounts under this subparagraph (N) shall not exceed ten percent (10%) of the total amount of all Accounts;

The Purchaser is not an Affiliate of Borrower;

The Account is not an Account of a Purchaser with respect to which fifteen percent (15%) or more of all the Accounts from the Purchaser are not Eligible Accounts hereunder for any reason (unless the Purchaser is the United States Government, in which case the applicable percentage shall be 50% (instead of 15%) and in making such determination, Accounts of the United States Government more than 60 days past due shall be deemed eligible until such Accounts are more than 150 days past due);

The Account does not arise from a sale to the Purchaser on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis;

If the Account, when combined with the total other Eligible Accounts of the Purchaser, exceeds five percent (5%) of the Eligible Accounts of the Borrower at such time, then the Account will be ineligible to the extent of such excess (except in the case of an Account arising under an Approved Contract); and

Agent has not deemed such Account ineligible because of uncertainty about the creditworthiness of the Purchaser or because Agent otherwise considers the collateral value thereof to Agent to be impaired or its ability to realize such value to be insecure.

In the event of any dispute under the foregoing criteria about whether an Account is or has ceased to be an Eligible Account, the decision of Agent, to be made in Agent’s discretion, shall control.

“Eligible Assignee” means (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having combined capital and surplus of at least $250,000,000.00; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having combined capital and surplus of at least $250,000,000.00; (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) organized under the laws of the United States, or any State thereof, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having combined capital and surplus of at least $250,000,000.00; and (vi) any other Person approved by Agent and Borrower, such approval not to be unreasonably withheld or delayed.

“Eligible Inventory” means the Inventory of Borrower (including work in process, finished goods and raw materials), valued at the lesser of cost (as established on the FIFO method of accounting) or fair market value, provided, however, that Agent may consider any of the following classes of inventory not to be Eligible Inventory:

Inventory which is not part of the Collateral, or which is part of the Collateral but with respect to which the Agent’s Lien has not been perfected in accordance with applicable Laws.

Inventory with respect to which any representation or warranty contained in any of the Loan Documents has been breached.

Inventory consisting of “perishable agricultural commodities” within the meaning of the Perishable Agricultural Commodities Act of 1930, as amended, and the regulations thereunder, or on which a Lien has arisen or may arise in favor of agricultural producers under comparable state or local laws;

Inventory located on leaseholds as to which the lessor has not entered into a consent and agreement providing Agent with the right to receive notice of default, the right to repossess such Inventory at any time and such other rights as may be required by Agent;

Inventory to which the title of Borrower is not absolute, or which is subject to any Lien, except Agent’s Lien;

Inventory that is obsolete, unusable or otherwise unavailable for sale;

Inventory consisting of promotional, marketing, packaging or shipping materials and supplies;

Inventory that fails to meet all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such Inventory or its use and sale;

Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any Third Person from whom Borrower has received notice of a dispute in respect of any such agreement;

Inventory located outside the United States;

Inventory that is not in the possession of or under the sole control of Borrower, unless all Persons exercising dominion or control over such Inventory shall have entered into such agreements as may be required by Agent, including agreements providing for the right of Agent to repossess such Inventory at any time and such other rights as may be required by Agent;

Inventory in transit (unless otherwise determined to be eligible by Agent in its discretion after a request for such determination from Borrower);

Inventory returned or repossessed by Purchasers other than Inventory that is resalable in Borrower’s Ordinary Course of Business; and

Inventory with respect to which deposits or other monies have been received from any Person and with respect to which work has not commenced or has not been performed so that the conditions to the release of such deposit or other monies have been satisfied.

Additionally, Agent may exclude from Eligible Inventory all or a proportionate part of any particular portion of Borrower’s Inventory which Agent deems ineligible because its market value has declined or because Agent otherwise considers the collateral value thereof to Agent to be impaired or its ability to realize such value to be insecure.

“Environmental Laws” means all Laws of any Jurisdiction relating to the governance or protection of the environment, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act (“RCRA”), as amended (42 U.S.C. Sections 6901, et seq.), the Clean Water Act, as amended (42 U.S.C. Sections 7401, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.).

“Equity Agreements” means any and all agreements of whatever kind by, between and among any Borrower Party and relating to the Equity Interests of any Borrower Party.

“Equity Interests” means any and all ownership or other equitable interests in the applicable Person, including any interest represented by any capital stock, membership interest, partnership interest, or similar interest, but specifically excluding any interest of any Person solely as a creditor of the applicable Person.

“Equity Owner” means any Person owning an Equity Interest.

“Equity Owners’ Equity” means, at any time, the sum of the following accounts set forth in a balance sheet of Borrower, adjusted to U.S. Dollars by means of applicable foreign currency exchange rates and prepared in accordance with Generally Accepted Accounting Principles consistently applied:

The par or stated value of all outstanding Equity Interests;

Capital surplus; and

Retained earnings.

“ERISA” means the Federal Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and the regulations and published interpretations thereof.

“ERISA Affiliate” means any Person that would be deemed to be under “common control” with, or a member of the same “controlled group” as, Borrower or any of its subsidiaries, within the meaning of the Internal Revenue Code (as applicable to Plans) or ERISA.

“ERISA Event” means any of the following with respect to a Plan: (i) a Reportable Event, (ii) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Plan that results in liability under ERISA, or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to ERISA or that it intends to terminate or has terminated under ERISA, (iii) the distribution by Borrower or any ERISA Affiliate under ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under ERISA, or the imposition or threatened imposition of any Lien upon any assets of Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by Borrower or any ERISA Affiliate, (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which Borrower or any of its ERISA Affiliates may be directly or indirectly liable, or (ix) the adoption of an amendment to any Plan that, pursuant to the Internal Revenue Code or ERISA, would result in the loss of a tax-exempt status of the trust of which such Plan is a part of, and

Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of ERISA.

“Event of Default” means the occurrence of an event described in Section 11.1 hereof provided that there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event as an Event of Default under Section 11.1.

“Existing Indebtedness” means Indebtedness of Borrowers as reflected on the Most Recent Financial Statements, and which Indebtedness is not being paid or defeased with the proceeds of the Loans at Closing.

“Existing Investments” means Investments of Borrowers as reflected on the Most Recent Financial Statements.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the Ordinary Course of Business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments.

“Federal Funds Rate” means, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by Agent.

“Fees” means the Agent’s Fee, the Commitment Fee, the Unused Fee, the Letter of Credit Facility Fee and the Letter of Credit Issuance Fee.

“Financial Statements” means the Most Recent Financial Statements and the income statements, balance sheets and other financial statements required to be delivered by Borrowers in accordance with this Agreement.

“Financing Statements” means the UCC-1 financing statements (including any amendments and continuations) and UCC-3 financing statements required hereunder or under any other Security Document.

“Fiscal Year” means a twelve-month period of time commencing on the first day of January.

“Fiscal Year-End” means the end of each Fiscal Year.

“Fixed Charge Coverage Ratio” means, for any applicable Person for any applicable period, the ratio of (a) the Operating Income of such Person, to (b) the Fixed Charges incurred by such Person.

“Fixed Charges” means, for any applicable Person for any applicable period, the sum of (without duplication) (a) Interest Expense and Lease Expense for such period; plus (b) regularly scheduled principal payments on Indebtedness of such Person during such period, including, without limitation, the principal component of all payments made in respect of capitalized lease obligations, but excluding any scheduled balloon, bullet or similar principal payment which repays such Indebtedness in full; plus (c) all payments made in respect of any Unfunded Pension Liability.

“Funded Debt” means, for any applicable Person as of an applicable date, all Indebtedness of such Person, other than Indebtedness that is accounts payable, accrued expenses or other current liabilities not incurred through the borrowing of money (provided that Funded Debt shall include all Unfunded Pension Liability).

“Generally Accepted Accounting Principles” means generally accepted principles of accounting in effect from time to time in the United States applied in a manner consistent with those used in preparing such financial statements as have heretofore been furnished to Agent by the applicable Person.

“Governing Body” means the board of directors of a Person (or any Person or group of Persons exercising similar authority).

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, any Governmental Authority.

“Governmental Authority” means any nation or government and any political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining thereto, which has or asserts jurisdiction over Lender Party, Borrower, or any property of any of them.

“Hazardous Materials” and “Hazardous Substances” means “hazardous materials” and “hazardous substances” as defined under any applicable Environmental Law.

“Improvements” means the “Improvements” as defined in the Mortgage.

“Income Tax Expense” means the income tax expense of Borrower for the applicable period (to the extent included in the computation of Net Income (Loss)), determined in accordance with Generally Accepted Accounting Principles.

“Indebtedness” means all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation or duplication:

All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the Ordinary Course of Business) or discounted with recourse;

All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise:

to purchase such indebtedness; or

to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or

to supply funds to or in any other manner invest in the debtor;

All indebtedness secured by (or which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any Lien upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

All indebtedness incurred as the lessee of goods or services under leases that, in accordance with Generally Accepted Accounting Principles, should not be reflected on the lessee’s balance sheet.

“Indemnified Losses” means all damages, dues, penalties, fines, costs, amounts paid in settlement, taxes, losses, expenses, and fees, including court costs and attorneys’ fees and expenses.

“Intangible Assets” means, for any applicable Person as of an applicable date, the total amount of all assets of such Person consisting of goodwill patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance and prepaid taxes), the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as

“intangible assets” in accordance with Generally Accepted Accounting Principles.

“Interest Expense” means the interest expense of Borrower for the applicable period (to the extent included in the computation of Net Income (Loss)), determined in accordance with Generally Accepted Accounting Principles.

“Interest Rate” means the actual interest rate at which all or any portion of the outstanding principal amount of a Note bears interest from time to time during the term of such Note.

“Investment” means any loan or advance to any Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person.

“Issuing Lender” means SouthTrust and any other Person that becomes the Issuing Lender with respect to a Letter of Credit pursuant to the terms of this Agreement.

“Jurisdiction” means each and every nation or any political subdivision thereof.

“Land” means the “Land” as defined in the Mortgage.

“Laws” means each and all laws, treaties, ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any Governmental Authority, or any court or similar entity established by any thereof, whether now in effect or hereafter enacted.

“Lease Expense” means the lease expense of Borrower with respect to operating leases for the applicable period (to the extent included in the computation of Net Income (Loss)), determined in accordance with Generally Accepted Accounting Principles (and specifically excluding any capitalized lease obligations).

“Lender Parties” means Agent, Lenders and Issuing Lender.

“Lenders” means SouthTrust, Compass and any other Person that shall become a Lender hereunder pursuant to the terms hereof.

“Letter of Credit” means any Letter of Credit that is issued pursuant to this Agreement (it being understood that the SouthTrust Bond Issue Letter of Credit is not a Letter of Credit under this Agreement).

“Letter of Credit Advances” means all amounts owing to Issuing Lender under any Letter of Credit Agreement, including, without limitation, all drafts paid by Issuing Lender under any Letter of Credit and with respect to which and to the extent that Issuing Lender has not been reimbursed, and all amounts owing to Lenders who purchase their Pro Rata Share of Letter of Credit Advances in accordance with this Agreement.

“Letter of Credit Agreement” means this Agreement and any other agreement providing for the issuance of the Letters of Credit as contemplated hereunder, together with any and all extensions, revisions, modifications or amendments at any time made thereto.

“Letter of Credit Commitment” means the commitment of Issuing Lender, subject to the terms of this Agreement, to issue for the account of Borrowers Letters of Credit up to the lesser of (i) Five Hundred Thousand and 00/100 Dollars ($500,000.00), or (ii) the Unused Revolving Loan Commitment.

“Letter of Credit Facility Fee” means an annual fee payable by Borrowers with respect to each Letter of Credit, in advance upon the issuance of such Letter of Credit and on the first day of each Year thereafter, and equal to one and one-quarter percent (1.25%) of the Available Amount of such Letter of Credit.

“Letter of Credit Issuance Fee” means a fee payable by Borrowers with respect to each Letter of

Credit, in advance upon the issuance of such Letter of Credit, as is customarily charged by Issuing Lender (but not more than $250.00).

“Liabilities” means all Indebtedness that, in accordance with Generally Accepted Accounting Principles, should be classified as liabilities on a balance sheet of a Person.

“LIBOR Rate Interest Period” means any applicable 30-Day LIBOR Rate Interest Period, 60-Day LIBOR Rate Interest Period, or 90-Day LIBOR Rate Interest Period.

“LIBOR Rate Notice” means any applicable 60-Day LIBOR Rate Notice or 90-Day LIBOR Rate Notice.

“Lien” means any mortgage, pledge, encumbrance, charge, security interest, lien, assignment or other preferential arrangement of any nature whatsoever, including any conditional sale agreement or other title retention agreement.

“Loans” means the loans and other extensions of credit, if any, being made by any Lender to Borrowers pursuant to this Agreement, including but not limited to the Revolving Loan, the Swing Line Loan, the Term Loan and the Letters of Credit.

“Loan Documents” means this Agreement, the Notes, the Subordination Agreement, the Security Documents, the Letter of Credit Agreements, the Borrower’s Closing Affidavits, and any and all other agreements, documents and instruments of any kind executed or delivered in connection with, or evidencing, securing, guaranteeing or relating to, the Loans, whether heretofore, simultaneously herewith or hereafter delivered, together with any and all extensions, revisions, modifications or amendments at any time made to any of the foregoing.

“Lockbox Accounts” means the lockbox accounts established pursuant to Section 10.16 of this Agreement.

“Long-Term Unfunded Pension Liability” means, for any applicable Person as of an applicable date, any Unfunded Pension Liability with respect to which no payment is required to be made within one (1) year of the applicable date.

“Material Adverse Change” means the occurrence of an event giving rise to a Material Adverse Effect.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower Party, (b) the rights and remedies of any Lender Party under any Loan Document, or (c) the ability of any Borrower Party to perform its Obligations under any Loan Document to which it is or is to be a party.

“Month-End” means the last day of each calendar month during the term of this Agreement.

“Mortgage” means that certain Leasehold Mortgage / Mortgage and Security Agreement of even date herewith, executed by Borrowers in favor of Agent, and includes any and all extensions, revisions, modifications or amendments at any time made thereto.

“Mortgaged Property” means the “Mortgaged Property” as defined in the Mortgage.

“Mortgaged Property Documents” means (i) the Assigned Leases; (ii) any and all other agreements entered into by Borrower with any Person relating to the Mortgaged Property; (iii) any and all Governmental Approvals with respect to the Mortgaged Property; and (iv) any and all operating, service, supply, and maintenance contracts with respect to the Mortgaged Property.

“Most Recent Financial Statements” means the audited balance sheet and income statement of Borrowers dated as of December 31, 2001, as supplemented by the 10-Qs filed by Borrowers with the Securities and Exchange Commission for the Quarter-End of each March, June and

September of 2002.

“Net Income (Loss)” means, for any applicable Person for any applicable period, the net income (loss) of such Person for such period as determined in accordance with Generally Accepted Accounting Principles, but excluding for purposes of determining any financial ratios under this Agreement, all Extraordinary Receipts and any Income Tax Expense on such Extraordinary Receipts and any tax deductions or credits on account of such Extraordinary Receipts.

“Non-Capitalized Lease” means any lease other than a Capitalized Lease.

“Notes” means the Revolving Notes, the Swing Line Note and the Term Notes.

“Notice of Borrowing” means a notice from Borrower in form and substance satisfactory to Agent (and, in the case of a Swing Line Loan Advance, in form and substance satisfactory to Swing Line Lender), to be made by telephone and confirmed in writing, specifying therein the information as may be reasonably required by Agent (and, in the case of a Swing Line Loan Advance, as may be reasonably required by Swing Line Lender) with respect to any borrowing under this Agreement.

“Notice of Issuance” means a notice from Borrowers to Agent and Issuing Lender to be made by telephone and confirmed in writing, specifying therein the information as may be reasonably required by Agent and Issuing Lender with respect to the issuance of any Letter of Credit under this Agreement.

“Obligations” means the obligations (including obligations of performance) and liabilities of any Borrower Party to any Lender Party of every kind and description whatsoever, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, contracted or arising, or acquired by any Lender Party from any source, joint or several, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced or whether they are evidenced by any agreement or instrument, and whether incurred as maker, endorser, surety, guarantor, general partner, drawer, tort-feasor, indemnitor, account party with respect to a letter of credit or otherwise, and arising out of, incurred pursuant to and/or in connection with any Loan Document, and any and all extensions and renewals of any of the same, including but not limited to the obligation:

To pay the principal of and interest on the Notes in accordance with the respective terms thereof and/or hereof, including any and all extensions, modifications, and renewals thereof and substitutions therefor;

To pay, repay or reimburse the Lender Parties for all amounts owing hereunder and/or under any of the other Loan Documents, including the Reimbursement Obligation and all Indemnified Losses and Default Costs;

To pay, repay or reimburse to the Lender Parties all obligations under any agreements designed to provide protection for fluctuations in interest rates, exchange rates, or forward rates, including, without limitation, interest rate exchange agreements, foreign currency exchange agreements, foreign rate currency or interest rate options, puts, warrants, and those commonly known as interest rate “swap” agreements, and any interest rate cap or collar protection agreements.

“Operating Income” means, for any applicable Person for any applicable period, EBITDA of such Person for such period, less Income Tax Expense (to the extent included in the determination of Net Income (Loss) of such Person), plus Lease Expense (to the extent included in the determination of Net Income (Loss) of such Person).

“Ordinary Course of Business” means an action taken by a Person only if:

Such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

Such action is not required to be authorized by the Governing Body of such Person; and

Such action is similar in nature and magnitude to actions customarily taken, without any authorization by any Governing Body, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

“Organizational Documents” means (i) the articles of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the articles of organization and the operating agreement of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (vi) any amendment to any of the foregoing.

“Participant” means any bank, financial institution, Affiliate of Lender Party, or other entity which enters into a participation agreement with Lender Party and/or to whom Lender Party assigns all or a portion of its rights and obligations under this Agreement.

“Payment Due Date” means each Month-End.

“Pemco Aeroplex” means Pemco Aeroplex, Inc., an Alabama corporation.

“Pemco Aviation” means Pemco Aviation Group, Inc., a Delaware corporation.

“Pemco Engineers” means Pemco Engineers, Inc., a Delaware corporation.

“Pemco World” means Pemco World Air Services, Inc., a Delaware corporation.

“Permitted Indebtedness” means:

The Loans;

The Existing Indebtedness;

Indebtedness otherwise expressly permitted under the terms of this Agreement or any other Loan Document, if any;

Indebtedness incurred in Borrower’s Ordinary Course of Business and not incurred through the borrowing of money, provided that such Indebtedness is either Unsecured Indebtedness or Indebtedness secured by a Permitted Lien;

Subordinated Debt; and

Capitalized Leases, so long as the aggregate annual payments under all Capitalized Leases do not exceed $350,000.00.

“Permitted Investments” means:

Cash Equivalents if Agent is satisfied in Agent’s discretion that the same constitute part of the Collateral and that Agent’s Lien is properly perfected with respect thereto;

Purchases and acquisitions of inventory, supplies, materials and equipment in the Ordinary Course of Business;

Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the Ordinary Course of Business or prepaid expenses incurred in the Ordinary Course of Business;

Without duplication, Investments consisting of Permitted Indebtedness;

Investments existing on the Closing Date and reflected in the Most Recent Financial Statements;

Investments in connection with Acquisitions if Agent is satisfied in Agent’s discretion that the same constitute part of the Collateral and that Agent’s Lien is properly perfected with respect thereto, and such Acquisition is otherwise permitted under this Agreement;

Investments (other than Investments specified in clauses (A) through (F) above) in an aggregate amount that shall not exceed $100,000.00 for all such Investments from and after the Closing Date;

Investments in any Equity Interest of Borrower accomplished pursuant to a purchase, redemption or retirement of such Equity Interest not in violation of Section 10.2(G) of this Agreement or otherwise giving rise to a Default; and

Any other Investments that may be approved in writing by Agent from time to time.

“Permitted Liens” means:

The Agent’s Lien;

The Lien of the SouthTrust Bond Issue Letter of Credit Mortgage and those Liens identified on the attached Exhibit “G”;

The following Liens, if the granting of such Lien or the attachment of such Lien to the Collateral (i) does not otherwise constitute a Default under the terms of this Agreement, and (ii) does not give rise to a Material Adverse Change:

if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed, and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by Generally Accepted Accounting Principles:

Liens for taxes, assessments or charges due and payable and subject to interest or penalty;

Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens; and

Adverse judgments on appeal;

Pledges or deposits made in the Ordinary Course of Business to secure payment of workmen’s compensation; and

Purchase money security interests granted in the Ordinary Course of Business to secure not more than one hundred percent (100%) of the purchase price of assets;

Easements arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property which do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property; and

Liens set forth in the Title Insurance Policies.

“Permitted Line of Business” means aircraft maintenance and related services for governmental and commercial aircraft, and the design and manufacture of proprietary aerospace products.

“Permitted Transfers of Collateral” means transfers, leases or other dispositions of the Collateral on normal and ordinary terms and at normal prices in the Ordinary Course of Business.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, court or Governmental Authority.

“Place for Payment” means a place for payment as from time to time designated by Agent, which place for payment currently is at the address of Agent as hereinafter provided for with respect to notices.

“Plans” means all Single Employer Plans and Multiple Employer Plans, both as defined in ERISA.

“Prohibited Transaction” means a “prohibited transaction” as defined in ERISA.

“Pro Rata” or “Pro Rata Share” of any amount means, with respect to any Lender at any time (A)

when referring to the Advances, the Loans or the Lenders, the product of such amount times such Lender’s Credit Percentage; (B) when referring to Revolving Loan Advances, the Revolving Loan or the Revolving Loan Lenders, the product of such amount times such Revolving Loan Lender’s Revolving Loan Credit Percentage; (C) when referring to Term Loan Advances, the Term Loan or the Term Loan Lenders, the product of such amount times such Term Loan Lender’s Term Loan Credit Percentage; and (D) when referring to Letter of Credit Advances or the Available Amount of the Letters of Credit, the product of such amount times such Lender’s Revolving Loan Credit Percentage.

“Purchase Order” means a valid and binding order for goods to be purchased from Borrower, which order shall be evidenced by an executed purchase order of the respective Purchaser.

“Purchaser” means any buyer or lessee of Inventory from Borrower, any customer for whom services have been rendered or materials furnished by Borrower, and any other Person that is now or may become obligated to Borrower on an Account.

“Quarter” means a period of time of three consecutive calendar months.

“Quarter-End” means the last day of each of March, June, September, and December.

“Records” means correspondence, memoranda, tapes, discs, microfilm, microfiche, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine language, and all filing cabinets and other containers in which any of the foregoing is stored or maintained.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation “G”, Regulation “T”, Regulation “U”, and Regulation “X” means Regulation G, Regulation T, Regulation U, and Regulation X, respectively, of the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligation” means the obligation of Borrower to pay the amounts required under Section 5.3 of this Agreement.

“Rents” means all the rents, issues, and profits now due and which may hereafter become due under or by virtue of the Assigned Leases, together with all claims and rights to the payment of money at any time arising in connection with any rejection or breach of any of the Assigned Leases under Bankruptcy Law, including without limitation, all rights to recover damages arising out of such breach or rejection, all rights to charges payable by a tenant or trustee in respect of the leased premises following the entry of an order for relief under Bankruptcy Law in respect of a tenant and all rentals and charges outstanding under the Assigned Leases as of the date of entry of such order for relief.

“Reportable Event” means a “reportable event” as defined in ERISA, but excluding events for which reporting has been waived.

“Required Lenders” means at any time (i) so long as there are only two Lenders, both such Lenders; and (ii) otherwise, Lenders holding Credit Percentages of at least sixty-six and two-thirds percent; provided, however, that in determining the foregoing, a Defaulting Lender shall not be considered a Required Lender, and a Defaulting Lender’s Credit Percentage shall be deemed to be zero percent (0%).

“Reserve Requirement” with respect to a LIBOR Rate Interest Period means the weighted average during the LIBOR Rate Interest Period of the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during the LIBOR Rate Interest Period) which is imposed under Regulation D.

“Revolving Loan” means the loan which the Lenders have agreed to advance to Borrowers in accordance with the terms of Article III of this Agreement.

“Revolving Loan Advancement Termination Date” means the earlier of (i) the Revolving Loan Maturity Date, or (ii) the date of the occurrence of an Event of Default.

“Revolving Loan Advances” means all the Advances of the Revolving Loan.

“Revolving Loan Applicable Margin” means a percentage based upon Borrowers’ ratio of Adjusted Funded Debt to EBITDA, as follows:

Ratio of Adjusted Funded Debt to EBITDA	Revolving Loan Applicable Margin
Less than 0.5 to 1.0	2.0%
Equal to or greater than 0.5 to 1.0, but less than 1.0 to 1.0	2.25%
Equal to or greater than 1.0 to 1.0, but less than 1.5 to 1.0	2.5%
Equal to or greater than 1.5 to 1.0	2.75%

“Revolving Loan Borrowing” means a borrowing consisting of simultaneous Revolving Loan Advances made by the Revolving Loan Lenders.

“Revolving Loan Commitment” means the commitment of the Revolving Loan Lenders, subject to the terms of this Agreement, to lend Borrowers up to the lesser of (x) Twenty Million and 00/100 Dollars ($20,000,000.00) in principal amount outstanding from time to time until the Revolving Loan Advancement Termination Date, or (y) the Borrowing Base, less the sum of (i) the Available Amount of the Letters of Credit, plus (ii) any outstanding Letter of Credit Advances.

“Revolving Loan Credit Percentage” means a percentage based on a fraction, the numerator of which shall be the aggregate principal amount of Revolving Loan Advances and Letter of Credit Advances outstanding at a particular time and owing to a Revolving Loan Lender at such time, and the denominator of which shall be the aggregate principal amount of all Revolving Loan Advances and Letter of Credit Advances outstanding at such time and owing to all the Revolving Loan Lenders at such time (the Revolving Loan Credit Percentages of the Revolving Loan Lenders as of the date of this Agreement being as set forth on the attached Exhibit “F” ).

“Revolving Loan Lenders” means the Revolving Loan Lenders identified on Exhibit “F” attached to this Agreement, and any other Person that becomes a Revolving Loan Lender pursuant to the terms of this Agreement.

“Revolving Loan Maturity Date” means the earlier of (a) December             , 2004 (viz., the date two Years from the date of this Agreement), or (b) the occurrence of an Event of Default.

“Revolving Notes” means those certain Revolving Notes from Borrowers to the Revolving Loan

Lenders, dated of even date herewith, in the aggregate principal amount of $20,000,000.00, and includes any amendment to or modification of any such note and any promissory note given in extension or renewal of, or in substitution for, such note.

“Security Documents” means all documents or instruments of any kind executed or delivered in connection with the Loans, whether delivered prior to, at, or after the Closing, wherein Agent is granted a Lien in Borrower’s assets, and all documents and instruments executed and delivered in connection with any of the foregoing, together with any and all extensions, revisions, modifications or amendments at any time made to any of such documents or instruments, including but not limited to this Agreement, the Mortgage, the Assignment of Rents and the Financing Statements.

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SouthTrust” means SouthTrust Bank, an Alabama banking corporation, its successors and assigns.

“SouthTrust Bond Issue Letter of Credit” means any letter of credit issued pursuant to that certain Letter of Credit Application and Reimbursement Agreement dated as of October 1, 2002, between Pemco Aviation and SouthTrust.

“SouthTrust Bond Issue Letter of Credit Mortgage” means that certain Leasehold Mortgage / Mortgage and Security Agreement dated as of October 1, 2002, executed by Pemco Aviation and Pemco World in favor of SouthTrust Bank, and includes any and all extensions, revisions, modifications or amendments at any time made thereto.

“Space Vector” means Space Vector Corporation, a Delaware corporation.

“Subordinated Debt” means, for any applicable Person as of an applicable date, Indebtedness of such Person that is expressly subordinated and made junior in right and time of payment to the obligations of Borrowers with respect to the Loans, and that is evidenced by one or more written agreements having terms, conditions and provisions (including, without limitation, provisions relating to the principal amount, maturity, covenants, defaults, interest, subordination, and repayment) satisfactory in form and substance to Agent in its sole discretion (and subject to the approval of the Required Lenders), which shall provide, at a minimum and without limitation, that such Indebtedness (a) shall mature no earlier than one year after the Term Loan Maturity Date, (b) shall not require any scheduled payment of principal prior to one year after the Term Loan Maturity Date, and (c) shall have covenants and undertakings that, taken as a whole, are materially less restrictive than those contained in the Loan Documents.

“Subordination Agreement” means any agreement with respect to Subordinated Debt at any time entered into and approved by Agent as a Subordination Agreement under this Agreement.

“Subsidiary” means, as to any Person (the “first person”), another Person (the “second person”) with respect to which more than fifty percent (50%) of the outstanding Equity Interests of such second person shall, at the time of determination, be owned by such first person, indirectly or indirectly, through one or more intermediaries.

“Swing Line Lender” means SouthTrust.

“Swing Line Loan” means the loan which the Swing Line Lender has agreed to advance to Borrowers in accordance with the terms of Article III of this Agreement.

“Swing Line Loan Advances” means all the Advances of the Swing Line Loan.

“Swing Line Loan Commitment” means the commitment of the Swing Line Lender, subject to the terms of this Agreement, until the Revolving Loan Advancement Termination Date, to lend Borrowers in principal amount outstanding from time to time up to the lesser of (i) Five Million and 00/100 Dollars ($5,000,000.00), or (ii) the aggregate of the Unused Revolving Loan Commitments of the Lenders.

“Swing Line Loan Maturity Date” means the earlier of (a) the date one (1) Business Day prior to the Revolving Loan Maturity Date, (b) the occurrence of an Event of Default, or (c) the date of demand for payment of the Swing Line Loan by the Swing Line Lender.

“Swing Line Note” means that certain Swing Line Note from Borrowers to the Swing Line Lender dated of even date herewith in the principal amount of $5,000,000.00, and includes any amendment to or modification of such note and any promissory note given in extension or renewal of, or in substitution for, such note.

“Tangible Property” means all equipment, machinery, goods, furniture, furnishings, fixtures, supplies, tools, materials, vehicles, books, records, and other tangible personal property that are part of the Collateral.

“Term Loan” means the loan which the Term Loan Lenders have agreed to advance to Borrower in accordance with the terms of Article IV of this Agreement.

“Term Loan Advances” means all the Advances of the Term Loan.

“Term Loan Amount” means Five Million and 00/100 Dollars ($5,000,000.00).

“Term Loan Applicable Margin” means a percentage based upon Borrowers’ ratio of Adjusted Funded Debt to EBITDA, as follows:

Ratio of Adjusted Funded Debt to EBITDA	Term Loan Applicable Margin
Less than 0.5 to 1.0	2.25%
Equal to or greater than 0.5 to 1.0, but less than 1.0 to 1.0	2.5%
Equal to or greater than 1.0 to 1.0, but less than 1.5 to 1.0	2.75%
Equal to or greater than 1.5 to 1.0	3.0%

“Term Loan Commitment” means the commitment of the Term Loan Lenders, subject to the terms of this Agreement, to lend Borrowers up to the Term Loan Amount in accordance with Section 4.1 of this Agreement.

“Term Loan Credit Percentage” means a percentage based on a fraction, the numerator of which shall be the aggregate principal amount of Term Loan Advances outstanding at a particular time and owing to a Term Loan Lender at such time, and the denominator of which shall be the aggregate principal amount of all Term Loan Advances outstanding at such time and owing to all the Term Loan Lenders at such time (the Term Loan Credit Percentages of the Term Loan Lenders as of the date of this Agreement being as set forth on the attached Exhibit “F” ).

“Term Loan Lenders” means the Term Loan Lenders identified on Exhibit “F” attached to this Agreement, and any other Person that becomes a Term Loan Lender pursuant to the terms of this Agreement.

“Term Loan Maturity Date” means the earlier of (a) December             , 2007 (viz., the date five Years from the date of this Agreement), or (b) the occurrence of an Event of Default.

“Term Notes” means those certain Term Notes from Borrowers to the Term Loan Lenders, dated of even date herewith, in the aggregate principal amount of $5,000,000.00, and includes any amendment to or modification of any such note and any promissory note given in extension or renewal of, or in substitution for, such note.

“Third Person” means a Person not a party to this Agreement.

“Title Insurance Company” means a title insurance company acceptable to Agent in its discretion and authorized under applicable Law to issue the Title Insurance Policy.

“Title Insurance Policy” means a standard ALTA form title insurance policy with respect to the Mortgaged Property and acceptable to Agent in its discretion, dated the date of Closing, and issued by the Title Insurance Company to Agent upon the Mortgaged Property, subject only to those exceptions and matters of title acceptable to Agent, in Agent’s discretion.

“Unfunded Pension Liability” means, with respect to any Plan or Multiemployer Plan of any applicable Person as of an applicable date, the excess of its benefit liabilities under ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under the Internal Revenue Code for the applicable plan year.

“Unfunded Pension Liability Adjustment” means the amount by which the balance sheet of Borrowers is affected on account of Borrowers’ Unfunded Pension Liability arising under Borrowers’ Defined Benefit Pension Plan, including balance sheet entries for long-term pension benefit liability, comprehensive loss, intangible pension asset, and deferred tax.

“Unsecured Indebtedness” means Indebtedness not secured by any Lien.

“Unused Fee” means the fee payable by Borrowers to Agent for the account of the Revolving Loan Lenders (based on each such Revolving Loan Lender’s Pro Rata Share of the Revolving Loan Commitment at the applicable time) on each Quarter-End, as determined by Agent as of such Quarter-End in an amount equal to the product of (A) one-quarter of one percent (.25%) multiplied by (B) the daily average of the Unused Revolving Loan Commitment during such Quarter.

“Unused Revolving Loan Commitment” means, with respect to (i) any Revolving Loan Lender at any time, (a) such Revolving Loan Lender’s Revolving Loan Commitment at such time, minus (b) the sum of (x) the aggregate principal amount of all Revolving Loan Advances, Swing Line Loan Advances and Letter of Credit Advances made by such Revolving Loan Lender and outstanding at such time, plus (y) such Revolving Loan Lender’s Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time; and (ii) the Revolving Loan Lenders at any time (in the aggregate), (a) the Revolving Loan Lenders’ Revolving Loan Commitments at such time, minus (b) the sum of (x) the aggregate principal amount of all Revolving Loan

Advances, Swing Line Loan Advances and Letter of Credit Advances made by the Revolving Loan Lenders and outstanding at such time, plus (y) the aggregate Available Amount of all Letters of Credit outstanding at such time.

“Voting Power” means, with respect to any Person, the right to vote for the election of the Governing Body of such Person under ordinary circumstances.

“Without Notice” means without demand of performance or other demand, advertisement, or notice of any kind to or upon the applicable Person, except as may be required under applicable Laws or by express provision of any Loan Document.

“Year” means a period of time of twelve consecutive calendar months.

“Year-End” means the end of each Year.

“30-Day Adjusted LIBOR Rate” means, for each respective 30-Day LIBOR Rate Interest Period, an interest rate equal to (A) with respect to the Revolving Loan, the sum of (i) the applicable 30-Day LIBOR Rate, plus (ii) the Revolving Loan Applicable Margin; and (B) with respect to the Term Loan, the sum of (i) the applicable 30-Day LIBOR Rate, plus (ii) the Term Loan Applicable Margin.

“30-Day LIBOR Rate” means, as applicable to each respective 30-Day LIBOR Rate Interest Period, a per annum rate of interest equal to the quotient obtained (stated as an annual percentage rate rounded upward to the next higher 100th of 1%) by dividing (A) the London Interbank Offered Rate (“LIBOR”) for a period of thirty (30) days as determined by Agent from Telerate (or such other source as Agent may select if such a rate index is not available from Telerate), by (B) 1.00 minus any Reserve Requirement for the 30-Day LIBOR Rate Interest Period (expressed as a decimal).

“30-Day LIBOR Rate Interest Period” means a period of one month from the first day of the applicable 30-Day LIBOR Rate Interest Period to the date one month thereafter.

“60-Day Adjusted LIBOR Rate” means, for each respective 60-Day LIBOR Rate Interest Period, an interest rate equal to (A) with respect to the Revolving Loan, the sum of (i) the applicable 60-Day LIBOR Rate, plus (ii) the Revolving Loan Applicable Margin; and (B) with respect to the Term Loan, the sum of (i) the applicable 60-Day LIBOR Rate, plus (ii) the Term Loan Applicable Margin.

“60-Day LIBOR Rate” means, as applicable to each respective 60-Day LIBOR Rate Interest Period, a per annum rate of interest equal to the quotient obtained (stated as an annual percentage rate rounded upward to the next higher 100th of 1%) by dividing (A) the London Interbank Offered Rate (“LIBOR”) for a period of sixty (60) days as determined by Agent from Telerate (or such other source as Agent may select if such a rate index is not available from Telerate), by (B) 1.00 minus any Reserve Requirement for the 60-Day LIBOR Rate Interest Period (expressed as a decimal).

“60-Day LIBOR Rate Interest Period” means a period of two months from the first day of the applicable 60-Day LIBOR Rate Interest Period to the date two months thereafter, and with respect to which a 60-Day LIBOR Rate Notice has been given.

“60-Day LIBOR Rate Notice” means a written notice given to Agent by a Borrower’s Representative providing for Borrower’s election for the outstanding principal balance of a Note to bear interest at the applicable 60-Day Adjusted LIBOR Rate for a 60-Day LIBOR Rate Interest Period, such notice to be given at least two (2) Business Days prior to and specifying the date of the commencement of the applicable 60-Day LIBOR Rate Interest Period; provided, however, that, except as may be waived by Agent in Agent’s discretion, in no event may any 60-Day LIBOR Rate Interest Period begin until the expiration of any current LIBOR Rate Interest Period and in no event may a 60-Day Adjusted LIBOR Rate be elected at any time when the corresponding 60-Day LIBOR Rate Interest Period would extend beyond the maturity date of the applicable Loan, and if any such 60-Day LIBOR Rate Notice is not timely received or is otherwise not properly made, such 60-Day LIBOR Rate Notice, at Agent’s election, shall not be effective.

“90-Day Adjusted LIBOR Rate” means, for each respective 90-Day LIBOR Rate Interest Period, an interest rate equal to (A) with respect to the Revolving Loan, the sum of (i) the applicable 90-Day LIBOR Rate, plus (ii) the Revolving Loan Applicable Margin; and (B) with respect to the Term Loan, the sum of (i) the applicable 90-Day LIBOR Rate, plus (ii) the Term Loan Applicable Margin.

“90-Day LIBOR Rate” means, as applicable to each respective 90-Day LIBOR Rate Interest Period, a per annum rate of interest equal to the quotient obtained (stated as an annual percentage rate rounded upward to the next higher 100th of 1%) by dividing (A) the London Interbank Offered Rate (“LIBOR”) for a period of ninety (90) days as determined by Agent from Telerate (or such other source as Agent may select if such a rate index is not available from Telerate), by (B) 1.00 minus any Reserve Requirement for the 90-Day LIBOR Rate Interest Period (expressed as a decimal).

“90-Day LIBOR Rate Interest Period” means a period of three months from the first day of the applicable 90-Day LIBOR Rate Interest Period to the date three months thereafter, and with respect to which a 90-Day LIBOR Rate Notice has been given.

“90-Day LIBOR Rate Notice” means a written notice given to Agent by a Borrower’s Representative providing for Borrower’s election for the outstanding principal balance of a Note to bear interest at the applicable 90-Day Adjusted LIBOR Rate for a 90-Day LIBOR Rate Interest Period, such notice to be given at least two (2) Business Days prior to and specifying the date of the commencement of the applicable 90-Day LIBOR Rate Interest Period; provided, however, that, except as may be waived by Agent in Agent’s discretion, in no event may any 90-Day LIBOR Rate Interest Period begin until the expiration of any current LIBOR Rate Interest Period and in no event may a 90-Day Adjusted LIBOR Rate be elected at any time when the corresponding 90-Day LIBOR Rate Interest Period would extend beyond the maturity date of the applicable Loan, and if any such 90-Day LIBOR Rate Notice is not timely received or is otherwise not properly made, such 90-Day LIBOR Rate Notice, at Agent’s election, shall not be effective.

Accounting Terms. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided herein shall be computed in accordance with, Generally Accepted Accounting Principles.

UCC Terms. As used herein, unless the context clearly requires to the contrary, terms not specifically defined herein shall have the same respective meanings as are given to those terms in the Uniform Commercial Code as presently adopted and in effect in the State of Delaware (except in cases and with respect to Collateral when the perfection, the effect of perfection or nonperfection, and the priority of a Lien in the Collateral is governed by another Jurisdiction, in which case such capitalized words and phrases shall have the meanings attributed to those terms under such other Jurisdiction).

Construction of Terms. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular, pronouns of one gender shall include all genders, use of the terms “herein”, “hereof”, and “hereunder” shall be deemed to be references to this Agreement in its entirety unless otherwise specifically provided, and the word “discretion” means in the sole and absolute discretion of the applicable Person(s).

Computation of Time Periods. For purposes of computation of periods of time hereunder, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “through and including”.

Reference to Borrowers and Borrower Parties. Any reference in this Agreement to “Borrower” shall mean each and any Borrower, singularly, and any reference to “Borrowers” shall mean all the Borrowers, collectively; and any reference in this Agreement to “Borrower Party” shall mean each and any Borrower Party, singularly, and any reference to “Borrower Parties” shall mean all the Borrower Parties, collectively.

Reference to Lender and Lender Party. Any reference in this Agreement to “Lender” or “Lender Party” shall mean, respectively, each and any Lender or Lender Party, singularly, and any reference to “Lenders” or “Lender Parties” shall mean, respectively, all Lenders or Lender Parties, collectively, and shall include any Person becoming a Lender or a Lender Party pursuant to an Assignment and Acceptance.

Reference to Revolving Loan Lenders. Any reference in this Agreement to “Revolving Loan Lender” shall mean, respectively, each and any Revolving Loan Lender, singularly, and any reference to “Revolving Loan Lenders” shall mean, respectively, all Revolving Loan Lenders, collectively, and shall include any Person becoming a Revolving Loan Lender pursuant to an Assignment and Acceptance.

Reference to Term Loan Lenders. Any reference in this Agreement to “Term Loan Lender” shall mean, respectively, each and any Term Loan Lender, singularly, and any reference to “Term Loan Lenders” shall mean, respectively, all Term Loan Lenders, collectively, and shall include any Person becoming a Term Loan Lender pursuant to an Assignment and Acceptance.

Computation of Applicable Margins and Financial Covenants.

For purposes of computation of the Revolving Loan Applicable Margin, the Term Loan Applicable Margin and the financial covenants set forth in this Agreement, such computation shall be (i) determined by Agent as of each Quarter-End, based on the Compliance Certificate most recently delivered by Borrowers in accordance with the terms of this Agreement, (ii) determined on a Consolidated Basis, and (iii) based on an Annualized Rolling Period, if applicable.

Any adjustment in the Revolving Loan Applicable Margin and the Term Loan Applicable Margin shall be prospective and shall commence as of the tenth Business Day after the delivery of the Compliance Certificate most recently delivered by Borrowers until such time as the Revolving Loan Applicable Margin and Term Loan Applicable Margin are subsequently adjusted pursuant to this Agreement (provided that should Borrowers fail to so timely deliver a required Compliance

Certificate, Agent at its option may adjust the Revolving Loan Applicable Margin and the Term Loan Applicable Margin to the highest applicable percentage as of the date the Compliance Certificate was due to be delivered). Until the Quarter-End following the Closing, the Revolving Loan Applicable Margin and the Term Loan Applicable Margin shall be determined by reference to a Compliance Certificate delivered by Borrowers at Closing.

THE REVOLVING LOAN

General Terms. Subject to the terms hereof, the Revolving Loan Lenders will lend Borrowers, from time to time until the Revolving Loan Advancement Termination Date, such amounts which shall not exceed, in the aggregate principal amount at any one time outstanding, the Revolving Loan Commitment, less the Swing Line Loan Advances outstanding at such time, less the Availability Reserves.

Each Revolving Loan Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Loan Advances to Borrowers from time to time on any Business Day during the period from the date hereof until the Revolving Loan Advancement Termination Date. Each Revolving Loan Borrowing shall be in an aggregate amount of $100,000.00 or an integral multiple of $100,000.00 in excess thereof (other than a Revolving Loan Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Loan Advances and a Revolving Loan Borrowing in an amount equal to the entire Unused Revolving Loan Commitment) and shall consist of Revolving Loan Advances made simultaneously by the Revolving Loan Lenders Pro Rata.

Subject to the terms hereof, Borrowers may borrow, repay without penalty or premium, and reborrow hereunder, from the date of this Agreement until the Revolving Loan Advancement Termination Date. If at any time the unpaid principal balance of the Revolving Loan exceeds the amount Borrowers could borrow at such time as set forth herein, Borrowers shall forthwith (but no later than the end of the Business Day following notice from Agent) pay or cause to be paid such amounts to Agent for the account of the Revolving Loan Lenders (based on each Revolving Loan Lender’s Pro Rata Share of the Revolving Loan Commitment at such time), to the extent necessary to reduce the Revolving Loan to an amount which Borrowers could borrow at that time.

Disbursement of the Revolving Loan.

In order to obtain a Revolving Loan Advance, a Borrower’s Representative shall deliver a Notice of Borrowing to Agent not later than (i) with respect to Revolving Loan Advances to be made at Closing, the time of Closing, and (ii) with respect to any other Revolving Loan Advances, 10:30 a.m. (Birmingham, Alabama time) on a date not less than two (2) Business Days prior to the date such Revolving Loan Advance is sought.

Upon Agent’s receipt of a Notice of Borrowing, Agent shall deliver a Notice of Funding to each Revolving Loan Lender at least one (1) Business Day prior to the date the Revolving Loan Advance is to be made, and each Revolving Loan Lender shall, before 10:30 A.M. (Birmingham, Alabama time) on the date of such Revolving Loan Advance, make available to Agent at Agent’s Account, in same day funds, such Lender’s Pro Rata Share of such Revolving Loan Advance.

After Agent’s receipt of such funds and upon fulfillment of any applicable conditions set forth in this Agreement, Agent will make such funds available to Borrowers by crediting Borrower’s deposit account with Agent; provided, however, that upon (i) written notice to Agent from the Swing Line Lender given prior to the funding of the Revolving Loan Advance, Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Loan Advances (plus interest accrued and unpaid thereon) available to the Swing Line Lender (and, if applicable, each other Lender that has made a Swing Line Loan Advance that remains outstanding) for repayment of such Swing Line Loan Advances; and (ii) written notice to Agent from Issuing Lender given prior to the funding of the Revolving Loan Advance, Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances (plus interest accrued and unpaid thereon) available to Issuing Lender (and, if applicable, each other Lender that has made a Letter of Credit Advance that remains outstanding) for repayment of such Letter of Credit Advances.

The Revolving Notes. Borrowers’ obligation to repay the Revolving Loan shall be evidenced by the Revolving Notes.

Interest Rate. Interest on the Revolving Loan shall be calculated as follows:

During the entire term of the Revolving Notes, except during any applicable 60-Day LIBOR Rate Interest Period or 90-Day LIBOR Rate Interest Period, the outstanding principal balance of the Revolving Notes shall bear interest at the applicable 30-Day Adjusted LIBOR Rate for each applicable 30-Day LIBOR Rate Interest Period.

A Borrower’s Representative may from time to time deliver to Agent (i) a 60-Day LIBOR Rate Notice, in which case the outstanding principal balance of the Revolving Notes shall bear interest at the applicable 60-Day Adjusted LIBOR Rate during the applicable 60-Day LIBOR Rate Interest Period, or (ii) a 90-Day LIBOR Rate Notice, in which case the outstanding principal balance of the Revolving Notes shall bear interest at the applicable 90-Day Adjusted LIBOR Rate during the applicable 90-Day LIBOR Rate Interest Period. Following the expiration of any applicable LIBOR Rate Interest Period, if a Borrower’s Representative shall not have timely and properly delivered a LIBOR Rate Notice for a LIBOR Rate Interest Period to commence as of the expiration of the applicable expiring LIBOR Rate Interest Period, then the outstanding principal balance of the Revolving Notes shall automatically bear interest at the 30-Day Adjusted LIBOR Rate until the commencement of the next 60-Day LIBOR Rate Interest Period or 90-Day LIBOR Rate Interest Period, if any.

Payments of Principal and Interest. Principal and interest on the Revolving Loan shall be payable as follows:

On the first Payment Due Date following the date of the Revolving Notes, and on each successive Payment Due Date thereafter until the entire indebtedness evidenced by the Revolving Notes is paid in full, Borrowers shall pay to Agent for the account of the Revolving Loan Lenders (based on each Revolving Loan Lender’s Pro Rata Share of the Revolving Loan Commitment at such time) all accrued and unpaid interest on the outstanding principal balance of the Revolving Notes.

If not earlier demanded pursuant to Section 11.3 hereof, the outstanding principal balance of the Revolving Loan, together with all accrued and unpaid interest thereon, shall be due and payable to Agent for the account of the Revolving Loan Lenders (based on each Revolving Loan Lender’s Pro Rata Share at such time) on the Revolving Loan Maturity Date.

Use of Proceeds of Revolving Loan. The proceeds of the Revolving Loan shall be used for general corporate purposes, including working capital needs of Borrowers, to pay fees and expenses associated with the closing of the Loans, and to repay Swing Line Loan Advances.

THE SWING LINE LOAN.

General Terms.

Subject to the terms hereof, the Swing Line Lender will lend Borrowers, from time to time until the Revolving Loan Advancement Termination Date, such amounts which shall not exceed, in the aggregate principal amount at any one time outstanding, the Swing Line Loan Commitment.

Subject to the terms hereof, Borrowers may borrow, repay without penalty or premium, and reborrow hereunder, from the date of this Agreement until the Revolving Loan Advancement Termination Date. If at any time the unpaid principal balance of the Swing Line Loan exceeds the amount Borrowers could borrow at such time as set forth herein, Borrowers shall immediately and Without Notice pay or cause to be paid such amounts to the Swing Line Lender, to the extent necessary to reduce the Swing Line Loan to an amount which Borrowers could borrow at that time.

Disbursement of the Swing Line Loan.

Swing Line Lender will credit or pay the proceeds of each Swing Line Loan Advance to Borrower’s deposit account with Swing Line Lender or in such other manner as Borrowers and Swing Line Lender may agree.

Subject to the terms of any other agreement among Swing Line Lender and Borrowers to the contrary (including any cash management agreement), in order to obtain a Swing Line Loan Advance, a Borrower’s Representative shall deliver a Notice of Borrowing to Agent and Swing Line Lender not later than 10:30 a.m. (Birmingham, Alabama time) on the Business Day such Swing Line Loan Advance is sought. Upon Swing Line Lender’s receipt of such Notice of Borrowing and upon satisfaction of the terms and conditions of this Agreement, Swing Line Lender will make such funds available to Borrowers as provided for above. Notwithstanding anything contained herein to the contrary, Borrowers shall not be entitled to receive nor shall Swing Line Lender be required to disburse any Swing Line Loan Advance after the Revolving Loan Advancement Termination Date.

Upon written demand by Swing Line Lender, with a copy of such demand to Agent, each Revolving Loan Lender shall purchase from Swing Line Lender, and Swing Line Lender shall sell and assign to each such Revolving Loan Lender, such Revolving Loan Lender’s Pro Rata Share of any outstanding Swing Line Loan Advance as so demanded by Agent, by making available for the account of the Swing Line Lender, by deposit to Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Loan Advance to be purchased by such Revolving Loan Lender, it being agreed by Lender Parties that any Lender shall have the right to request Swing Line Lender to give such written demand not more than twice in any consecutive thirty-day period. Borrowers hereby agree to each such sale and assignment. Each Revolving Loan Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Loan Advance on (i) the Business Day on which demand therefor is made by Swing Line Lender, provided that notice of such demand is given not later than 1:00 P.M. (Birmingham, Alabama time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by Swing Line Lender to any Revolving Loan Lender of a portion of a Swing Line Loan Advance, Swing Line Lender represents and warrants to such Revolving Loan Lender that Swing Line Lender is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Loan Advance, the Loan Documents or any Revolving Loan Lender. If and to the extent that any Revolving Loan Lender shall not have so made the amount of such Swing Line Loan Advance available to Agent, such Revolving Loan Lender agrees to pay to Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by Swing Line Lender until the date such amount is paid to Agent, at the Federal Funds Rate. If such Revolving Loan Lender shall pay to Agent such amount for the account of Swing Line Lender on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Loan Advance made by such Revolving Loan Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Loan Advance made by Swing Line Lender shall be reduced by such amount on such Business Day.

The Swing Line Note. Borrowers’ obligation to repay the Swing Line Loan shall be evidenced by the Swing Line Note.

Interest Rate. During the entire term of the Swing Line Note, the outstanding principal balance of the Swing Line Note shall bear interest at the same Interest Rate as the outstanding principal balance of the Revolving Note.

Payments of Principal and Interest. If not earlier demanded by Swing Line Lender or pursuant to Section 11.3 hereof, the outstanding principal balance of the Swing Line Loan, together with all accrued and unpaid interest thereon, shall be due and payable to Agent for the account of Swing Line Lender (and each other Lender that has made a Swing Line Loan Advance which remains outstanding) on the Swing Line Loan Maturity Date, and Borrowers shall repay to Agent for the account of the Swing Line Lender (and each other Lender that has made a Swing Line Loan Advance which remains outstanding) the outstanding principal amount of each Swing Line Loan Advance made by each of them upon demand of Agent.

Use of Proceeds of Swing Line Loan. The proceeds of the Swing Line Loan shall be used for general corporate purposes, including working capital needs of Borrowers, and to pay fees and expenses associated with the closing of the Loans.

THE TERM LOAN.

General Terms. Subject to the terms hereof, the Term Loan Lenders will lend Borrowers in a single Advance at the Closing an amount not to exceed the Term Loan Commitment, such Term Loan Advance to be made simultaneously by the Term Loan Lenders Pro Rata.

The Term Notes. Borrowers’ obligation to repay the Term Loan Advances shall be evidenced by the Term Notes.

Interest Rate. Interest on the Term Loan shall be calculated as follows:

During the entire term of the Term Notes, except during any applicable 60-Day LIBOR Rate Interest Period or 90-Day LIBOR Rate Interest Period, the outstanding principal balance of the Term Notes shall bear interest at the applicable 30-Day Adjusted LIBOR Rate for each applicable 30-Day LIBOR Rate Interest Period.

A Borrower’s Representative may from time to time deliver to Agent (i) a 60-Day LIBOR Rate Notice, in which case the outstanding principal balance of the Term Notes shall bear interest at the applicable 60-Day Adjusted LIBOR Rate during the applicable 60-Day LIBOR Rate Interest Period, or (ii) a 90-Day LIBOR Rate Notice, in which case the outstanding principal balance of the Term Notes shall bear interest at the applicable 90-Day Adjusted LIBOR Rate during the applicable 90-Day LIBOR Rate Interest Period. Following the expiration of any applicable LIBOR Rate Interest Period, if a Borrower’s Representative shall not have timely and properly delivered a LIBOR Rate Notice for a LIBOR Rate Interest Period to commence as of the expiration of the applicable expiring LIBOR Rate Interest Period, then the outstanding principal balance of the Term Notes shall automatically bear interest at the 30-Day Adjusted LIBOR Rate until the commencement of the next 60-Day LIBOR Rate Interest Period or 90-Day LIBOR Rate Interest Period, if any.

Payments of Principal and Interest. Principal and interest on the Term Loan shall be payable as follows:

On the first Payment Due Date following the date of the Term Notes, and on each successive Payment Due Date thereafter until the entire indebtedness evidenced by the Term Notes is paid in full, Borrowers shall pay to Agent for the account of the Term Loan Lenders (based on each Term Loan Lender’s Pro Rata Share) a principal payment of $83,333.33, plus all accrued and unpaid interest thereon.

If not earlier demanded pursuant to Section 11.3 hereof, the outstanding principal balance of the Term Loan, together with all accrued and unpaid interest thereon, shall be due and payable to Agent for the account of the Term Loan Lenders (based on each Term Loan Lender’s Pro Rata Share) on the Term Loan Maturity Date.

Use of Proceeds of Term Loan. The proceeds of the Term Loan shall be used to refinance existing term and other debt of Borrowers.

LETTERS OF CREDIT

General Terms. Subject to the terms hereof, Borrower may request Issuing Lender, on the terms and conditions hereinafter set forth, to issue, and Issuing Lender shall issue, Letters of Credit for the account of Borrower from time to time on any Business Day in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Letter of Credit Commitment on such Business Day. No Letter of Credit shall have an expiration date (including all rights of Borrowers or the beneficiary to require renewal) later than the earlier of (i) 60 days before the Revolving Loan Maturity Date, or (ii) one year after the date of issuance thereof.

Issuance of a Letter of Credit. In order for a Letter of Credit to be issued, a Borrower’s Representative shall deliver a Notice of Issuance to Agent and Issuing Lender not later than 10:30 a.m. (Birmingham, Alabama time) on a date not less than three (3) Business Days prior to the date the issuance of such Letter of Credit is sought, such Notice of Issuance to be accompanied by the form of the Letter of Credit to be issued. If (i) the requested form of such Letter of Credit is acceptable to Issuing Lender in its discretion, and, (ii) if required by Agent and Issuing Lender, upon execution and delivery of a Letter of Credit Agreement in form and substance satisfactory to Agent and Issuing Lender, Issuing Lender will, subject to the other terms and conditions hereof, issue such Letter of Credit. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

Reimbursement and Other Payments. Borrower agrees to pay to Agent immediately upon demand of Agent or Issuing Lender for reimbursement to Issuing Lender (i) at the time when Issuing Lender shall pay any draft presented under any Letter of Credit, a sum equal to the amount so paid under such Letter of Credit, plus (ii) interest at the Default Rate on any amount remaining unpaid by Borrower to Issuing Lender under clause (i) above from such time until payment in full.

Upon an Event of Default. In addition to any rights and remedies the Lender Parties may otherwise have under this Agreement, if any Event of Default shall have occurred, Agent or Issuing Lender may in their discretion (i) by notice to Borrower, declare the obligation of Issuing Lender to issue any Letter of Credit to be terminated, whereupon the obligation of Issuing Lender to issue any Letter of Credit shall forthwith terminate, and (ii) make demand upon Borrower to, and forthwith (but no later than the end of the Business Day following notice from Agent) Borrower will pay to Agent in same day funds at Agent’s office designated in such demand, for deposit in a special Cash Collateral Account to be maintained at such office of Agent, an amount equal to the maximum amount then available to be drawn under any Letter of Credit. The Cash Collateral Account shall be in the name of Borrower, but under the sole dominion and control of Agent, and shall be held and disbursed as follows:

Agent may from time to time invest funds on deposit in the Cash Collateral Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, and all such investments and reinvestments shall, for purposes of this Agreement, constitute part of the funds held in the Cash Collateral Account.

If at any time Agent determines that any funds held in the Cash Collateral Account are subject to any right or claim of any Person other than claims arising under this Agreement and/or that the total amount of such funds is less than the maximum amount at such time available to be drawn under the Letters of Credit, Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (i) such maximum amount at such time available to be drawn under the Letters of Credit over (ii) the total amount of funds, if any, then held in the Cash Collateral Account which Agent determines to be free and clear of any such right and claim.

Borrower hereby assigns, transfers and sets over, and grants to Agent a Lien on and upon, the Cash Collateral Account, including all funds held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the Obligations. Borrower agrees that, to the extent notice of sale of any securities shall be required by Law, at least five Business Days’ Notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it will so adjourned.

Agent may, at any time or from time to time, apply funds from time to time held in the Cash Collateral Account to the payment of (i) any Reimbursement Obligation and (ii) upon termination of all Letters of Credit and payment in full of all the Reimbursement Obligation, in such order as Agent may elect, as shall have become or shall become due and payable by Borrower to Agent under this Agreement.

Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account after and during the continuance of any Default.

No Liability of Issuing Lender. Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither Issuing Lender nor any of its officers or directors shall be liable or responsible for (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by Issuing Lender against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit. In furtherance and not in limitation of the foregoing, Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

Indemnification. In addition to any other indemnification obligation of Borrower under this Agreement or any other Loan Document, Borrower hereby agrees to indemnify and hold the Lender Parties harmless from and against any and all Indemnified Losses which the Lender Parties may incur or which may be claimed against the Lender Parties by any Person by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make lawful payment under, any Letter of Credit, except Borrower shall not be required to indemnify Issuing Lender for any action taken or omitted to be taken by Issuing Lender if the same constitutes gross negligence or willful misconduct on the part of Issuing Lender.

Pro Rata Participation, Drawing and Reimbursement.

Without any further action on the part of any Lender Party, effective immediately upon the issuance of any Letter of Credit issued under this Agreement, Issuing Lender will be deemed to have sold, transferred, and assigned to each Revolving Loan Lender at such time, and each Revolving Loan Lender will have been deemed to have purchased and accepted from Issuing Lender, such Revolving Loan Lender’s Pro Rata Share of Issuing Lender’s interest in the applicable Letter of Credit (such Pro Rata Share to be determined without taking into account such Revolving Loan Lender’s obligation to purchase as provided in this Section 5.7), which purchase shall obligate each Revolving Loan Lender to purchase from Issuing Lender such Revolving Loan Lender’s Pro Rata Share of any Letter of Credit Advance in accordance with the provisions of Section 5.7(C) below, and upon such purchase, shall entitle each Revolving Loan Lender, in accordance with and subject to the provisions of this Agreement, to receive such Revolving Loan Lender’s Pro Rata Share of any and all payments made by Borrower with respect to the applicable Letter of Credit and whether required hereunder or under any Letter of Credit Agreement.

The payment by Issuing Lender of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by Issuing Lender of a Letter of Credit Advance in the amount of such draft and shall bear interest at the Default Rate from the date of payment until the date of reimbursement by Borrower as provided hereunder.

Upon written demand by Issuing Lender, with a copy of such demand to the Agent, each Revolving Loan Lender shall purchase from Issuing Lender, and Issuing Lender shall sell and assign to each such Revolving Loan Lender, such Revolving Loan Lender’s Pro Rata Share of any outstanding Letter of Credit Advance as of the date of such purchase, by making available to Agent for the account of Issuing Lender, by deposit to the Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Revolving Loan Lender. Promptly after receipt thereof, Agent shall transfer such funds to Issuing Lender. Borrower hereby agrees to each such sale and assignment. Each Revolving Loan Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by Issuing Lender which made such Advance, provided notice of such demand is given not later than 11:00 a.m. (Birmingham, Alabama time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by Issuing Lender to any Revolving Loan Lender of a portion of a Letter of Credit Advance, Issuing Lender represents and warrants to such Revolving Loan Lender that Issuing Lender is the legal and beneficial owner of such interest being assigned by it, free and clear of any Liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Lender Party. If and to the extent that any Revolving Loan Lender shall not have so made the amount of such Letter of Credit Advance available to the Agent, such Revolving Loan Lender agrees to pay to the Agent forthwith on demand of Agent such amount together with interest thereon, for each day from the date of demand by Issuing Lender until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of Issuing Lender, as applicable. If such Revolving Loan Lender shall pay to Agent such amount for the account of Issuing Lender on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Revolving Loan Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by Issuing Lender shall be reduced by such amount on such Business Day.

Failure to Purchase Pro Rata Share of Letter of Credit Advances. The failure of any Revolving Loan Lender to purchase its Pro Rata Share of any Letter of Credit Advance as required in Section 5.7 shall not relieve any other Revolving Loan Lender of its obligation hereunder to purchase its Pro Rata Share of such Letter of Credit Advance, but no Revolving Loan Lender shall be responsible for the failure of any other Revolving Loan Lender to purchase its Pro Rata Share of any Letter of Credit Advance.

Letter of Credit Reports. Issuing Lender shall furnish to Agent and each Lender on request (such request to be made not more frequently than monthly) a written report summarizing issuance and expiration dates of the Letters of Credit issued by Issuing Lender and drawings under all Letters of Credit.

PAYMENTS, ADDITIONAL COSTS, ETC.

Payment to Agent

All monies payable to Agent under this Agreement or under the Notes shall be paid directly to Agent in immediately available funds at the Place for Payment. If Agent shall send Borrower statements of amounts due hereunder, such statements shall be considered correct and conclusively binding on Borrower unless Borrower notifies Agent to the contrary within thirty (30) days of its receipt of any statement which it deems to be incorrect. Alternatively, at its discretion, Agent may charge against any deposit account of Borrower all or any part of any amount owed by Borrower hereunder.

All payments to be made by Borrower hereunder will be made to Agent not later than 1:00 p.m. at the Place for Payment. Payments received after 1:00 p.m. at the Place for Payment shall be deemed to be payments made prior to 1:00 p.m. at the Place for Payment on the next succeeding Business Day. Borrower hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment of amounts due hereunder to be made.

At the time of making each such payment, Borrower shall, subject to the other terms and conditions of this Agreement, specify to Agent the Loan or other obligation of Borrower hereunder to which such payment is to be applied. In the event that Borrower fails to so specify the relevant Loan or if an Event of Default shall have occurred and be continuing, Agent may apply such payments as it may determine in its discretion.

Late Payments. If any scheduled payment, whether principal, interest or principal and interest, is late ten (10) days or more, Borrower agrees to pay a late charge equal to five percent (5%) of the amount of the payment which is late, but not more than the maximum amount allowed by applicable Laws. The foregoing provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Lender Parties may have under this Agreement, including, subject to the terms hereof, the right to declare the entire unpaid principal and interest on all Loans immediately due and payable.

Prepayment. Subject to any contrary provision herein or in any other Loan Document, Borrower may prepay or cause to be prepaid the principal of any Loan in whole or, from time to time, in part, without premium or penalty. All partial prepayments, whether voluntary or mandatory, shall be applied against principal and interest as Agent may determine in its discretion, provided that no prepayment shall entitle Borrower to cease making any payment as otherwise scheduled hereunder.

Default Rate. Notwithstanding any provision herein or in any other Loan Document to the contrary, upon the occurrence and during the continuance of an Event of Default, the Interest Rate payable on the Loans shall be the Default Rate.

No Setoff or Deduction. All payments of principal of and interest on the Loans and other amounts payable by Borrower hereunder shall be made by Borrower without setoff or counterclaim, and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any Governmental Authority, or by any department, agency or other political subdivision or taxing authority. If any such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, Borrower will pay such additional amounts as may be necessary so that payment of principal of and interest on the Loans and other amounts payable hereunder, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder and, in any such case, Borrower will furnish to Agent certified copies of all tax receipts evidencing the payment of such amounts within 30 days after the date any such payment is due pursuant to applicable Laws.

Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, the Loans or other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension.

Indemnification. If Borrower makes any payment of principal with respect to any Loan on any other date than the last day of an interest period applicable thereto, or if Borrower fails to borrow any Loan after notice has been given to Agent in accordance with this Agreement, or if Borrower fails to make any payment of principal or interest in respect of any Loan when due, Borrower shall reimburse Agent on demand for any resulting loss or expense incurred by Agent, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not Agent shall have funded or committed to fund such loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by Agent and submitted by Agent to Borrower, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to Agent under this Section shall be made as though Agent shall have actually funded or committed to fund such Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan in the relevant market and having a maturity comparable to the related interest period and through the transfer of such deposit to a domestic office of Agent in the United States; provided, however, that Agent may fund such Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section.

360-Day Year. All interest payable under the Notes shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

No Requirement to Actually Obtain Funds. Notwithstanding the fact that the Interest Rate pursuant to the Loans may be calculated based upon Lender’s cost of funds, Borrower agrees that Lender shall not be required actually to obtain funds from such source at any time.

Usury Limitation. If, at any time, the Interest Rate payable on any Loan shall be deemed by any competent court of law or any Governmental Authority to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as the Interest Rate would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such Laws, and any excess interest actually collected by Lender shall be credited as a partial prepayment of principal.

CONDITIONS PRECEDENT

The obligation of Lenders to make the Loans and any Advance hereunder, and the obligation of Issuing Lender to issue the Letters of Credit, is subject to the following conditions precedent:

Documents Required for the Closing. Prior to or concurrently with the Closing, the following instruments and documents, duly executed by all proper Persons and in form and substance satisfactory to Agent and Lenders, shall have been delivered to Agent:

This Agreement;

The Notes;

The Mortgage, together with the following:

evidence that the Mortgage has been duly recorded in all filing or recording offices that Agent may deem necessary or desirable in order to create a valid Lien on the Mortgaged Property in favor of Agent subject to no other Liens except the SouthTrust Bond Issue Letter of Credit Mortgage, and that all filing and recording taxes and fees have been paid;

the Title Insurance Policy, with the Required Endorsements and in an amount acceptable to Agent, issued, coinsured and reinsured by the Title Insurance Company, insuring the Mortgage to be a valid Lien on the Mortgaged Property, free and clear of all Liens (including, but not limited to, mechanics’ and materialmen’s Liens), excepting only Permitted Liens and other Liens approved by Agent in its discretion, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as Agent may deem necessary or desirable;

such consents and agreements of lessors, lessees, and other Third Parties, and such estoppel letters and other confirmations, as Agent may deem necessary or desirable;

evidence that all other action that Agent may deem necessary or desirable in order to create a valid Lien on the Mortgaged Property has been taken;

The Assignment of Rents, together with evidence that the Assignment of Rents has been duly recorded in all filing or recording offices that Agent may deem necessary or desirable in order to create a valid Lien on the property described therein in favor of Agent and that all filing and recording taxes and fees have been paid;

The Borrower’s Closing Affidavits;

The Financing Statements, together with evidence that the Financing Statements have been duly recorded in all filing or recording offices that Agent may deem necessary or desirable in order to create a valid Lien on the Collateral described therein, and that all filing and recording taxes and fees have been paid;

With respect to each Borrower Party (other than a Borrower Party that is an individual), a certificate of an officer or other representative acceptable to Agent dated as of the date of this Agreement, certifying as to the incumbency and signatures of the representative(s) of such Borrower Party signing, as applicable, this Agreement and each of the other Loan Documents, and each other document to be delivered pursuant hereto, together with the following documents attached thereto:

A copy of the resolutions of such applicable Person’s Governing Body authorizing the execution, delivery and performance of this Agreement, each of the Loan Documents, and each other document to be delivered pursuant hereto, as applicable;

A copy, certified as of the most recent date practicable by the secretary of state (or similar Governmental Authority) of the state, province, or other Jurisdiction where such Person is organized, of such Person’s Organizational Documents filed with such secretary of state (or similar Governmental Authority);

A copy of such Person’s other Organizational Documents;

A certificate, as of the most recent date practicable, of the secretary of state (or similar appropriate Governmental Authority) and department of revenue or taxation (or similar appropriate Governmental Authority) of each Jurisdiction in which each Borrower Party (other than a Borrower Party that is an individual) is organized as to the existence and good standing of each such Person within such Jurisdiction (unless such Governmental Authorities do not issue such certificates of existence and/or good standing), and a certificate, as of the most recent date practicable, of the secretary of state (or similar appropriate Governmental Authority) of each state where any of the Collateral is located as to the qualification and good standing of each Borrower Party (other than a Borrower Party that is an individual) as a foreign entity doing business in each such state (unless such Governmental Authorities do not issue such certificates of existence and/or good standing);

Written opinions of counsel to Borrower Parties, dated as of the date of Closing and addressed to Lender Parties, in form and substance acceptable to the Lender Parties;

The Most Recent Financial Statements;

Letters and/or certificates, in form and substance satisfactory to Agent, attesting to the Solvency of Borrower and after giving effect to the transactions contemplated hereby, from the chief financial officer of Borrower;

UCC-11 reports showing no Liens superior to the Agent’s Lien, except for the Permitted Liens;

Evidence satisfactory to the Lender Parties that Borrower has obtained all insurance policies as required under this Agreement and/or any of the other Loan Documents, together with evidence satisfactory to the Lender Parties that all premiums therefor have been paid and that all such policies are in full force and effect;

An ALTA form survey of the Mortgaged Property dated no more than thirty (30) days before the Closing, certified to the Lender Parties and the Title Insurance Company in a manner satisfactory to Agent by a land surveyor duly registered and licensed in the state in which the Mortgaged Property is located and acceptable to Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to Agent, and either (i) evidence satisfactory to the Lender Parties that none of the Mortgaged Property is located in a flood hazard area, or (ii) a flood insurance policy satisfactory to Agent;

An appraisal of the Collateral, made at Borrower’s expense, which must be by an appraiser engaged and approved by Agent, and must be in form and substance satisfactory to the Lender Parties and meeting the requirements of the Lender Parties;

An environmental/hazardous substances survey and report with respect to the Mortgaged Property, as approved by the Lender Parties; and

Receipt and approval by Agent of any other items reasonably required to be provided to Agent, and not otherwise set forth above.

Certain Events Required for Closing and for all Advances. At the time of the Closing and at the time of each Advance, Agent shall be satisfied that:

No Default shall have occurred or be continuing;

No Material Adverse Change shall have occurred;

All of the Loan Documents shall have remained in full force and effect, and no Borrower Party shall have questioned or challenged the enforceability of any provision of any of the Loan Documents;

Borrower shall have paid all fees, expenses, costs, and other amounts then owing to Lender Parties, including, but not limited to the Fees;

All Indebtedness to be prepaid, redeemed or defeased with the proceeds of any Advance shall have been satisfied and extinguished;

There shall exist no action, suit, investigation, litigation or proceeding affecting any Borrower Party pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby;

All Governmental Approvals necessary in connection with the Loan Documents and the transactions contemplated hereby and thereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect other than such Governmental Approvals the failure to obtain which shall not affect the enforceability, validity or binding effect of any of the Loan Documents; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no Law shall be applicable in the judgment of Agent that restrains, prevents or imposes materially adverse conditions upon the Loan Documents and the transactions contemplated hereby and thereby;

Borrower will be able to meet its obligations under all Plans, that the Plans are, in all material respects, funded in accordance with the minimum statutory requirements, that no material

“reportable event” (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such Plan and that no termination of, or withdrawal from, any such Plan has occurred or is contemplated that could result in a material liability;

There shall have been delivered to Agent evidence of insurance naming Agent as insured and loss payee (as applicable) with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to Agent or as otherwise required under any Loan Document; and

There shall have been delivered to Agent the Collateral Reports and Compliance Certificates as required under this Agreement and reflecting compliance with the terms of this Agreement.

Legal Matters. At the time of Closing, all legal matters incidental thereto shall be reasonably satisfactory to Burr & Forman LLP, counsel to Agent and reasonably satisfactory to the counsel to the Lenders; and at the time of each disbursement of each Advance, all legal matters incidental thereto shall be reasonably satisfactory to Burr & Forman LLP, counsel to Agent (it being acknowledged and agreed that Agent has no intention of consulting Burr & Forman LLP with respect to Advances after the Closing except in cases where Agent has an issue with respect to whether or not the Advance is being made in compliance with the terms and conditions of this Agreement).

Election to Make Advances Prior to Satisfaction of Conditions Precedent. In the event Lender Party, at its option, elects to make one or more Advances prior to receipt and approval of all items required by this Article, such election shall not constitute any commitment or agreement of Lender Party to make any subsequent Advance until all items required by this Article have been delivered.

COLLATERAL SECURITY

Grant of Lien and Security Interest.

As security for the prompt satisfaction of all Obligations, Borrower hereby assigns, transfers, and sets over to Agent, as agent for Lenders hereunder, all of Borrower’s right, title and interest in and to, and grants Agent, as agent for Lenders hereunder, a Lien on, upon and in the Collateral.

No submission by Borrower to Agent of a schedule or other particular identification of Collateral shall be necessary to vest in Agent security title to and a security interest in each and every item of Collateral now existing or hereafter created and acquired, but rather such title and security interest shall vest in Agent immediately upon the creation or acquisition or any item of Collateral hereafter created or acquired, without the necessity for any other or further action by Borrower or by Agent.

Maintenance of Lien.

In connection with the Agent’s Lien, Borrower will:

Execute and cause to be executed such documents and instruments, including amendments to the Security Documents and Financing Statements (including amendments thereto and continuation statements thereof) in form satisfactory to Agent as Agent, from time to time, may specify, and pay, or reimburse Agent upon demand for paying, all costs and taxes of filing or recording the same in such Jurisdictions as Agent may designate; and

Take such other steps as Agent, from time to time, may direct to protect, perfect, and maintain Agent’s Lien; and

In addition to the foregoing, and not in limitation thereof, Borrower agrees that:

A carbon, photographic, or other reproduction of this Agreement shall be sufficient as a Financing Statement and may be filed in any appropriate office in lieu thereof; and

Borrower hereby appoints Agent as its attorney-in-fact (without requiring Agent to act as such) to execute any Financing Statement in the name of Borrower, and to perform all other acts that Agent deems appropriate to perfect and continue Agent’s Lien and to protect and preserve the Collateral.

REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Lender Parties, knowing that Lender Parties will rely on such representations and warranties as an inducement to make the Loans, that:

Borrower’s Existence. Each Borrower (other than Pemco Aeroplex) is a duly organized and existing Delaware corporation in good standing and has full power and authority to consummate the transactions contemplated by this Agreement. Pemco Aeroplex is a duly organized and existing Alabama corporation in good standing and has full power and authority to consummate the transactions contemplated by this Agreement.

Borrower’s Authority. The execution, delivery and performance of all of the Loan Documents have been duly authorized by all requisite action by each Borrower Party a party thereto. All of the Loan Documents have been duly executed and delivered and constitute valid and binding obligations of the Borrower Parties a party thereto, enforceable in accordance with their respective terms (except as may be limited by applicable Bankruptcy Laws and other Laws affecting the enforceability of creditors’ rights generally and principles of equity), and Lender Parties will be entitled to the benefits of all of the Loan Documents.

Borrower’s Owners. Set forth on Schedule 9.3 is a complete and accurate list of all the Equity Agreements.

Borrower’s Name. Set forth on Schedule 9.4 is a complete and accurate list of (i) all names under which Borrower has done business in the last six years, and (ii) the names of all Persons whose assets were acquired in the last six years by Borrower outside of such Person’s Ordinary Course of Business and which assets are included as assets of Borrower on the Most Recent Financial Statements.

Consents or Approvals.

Except for consents and approvals already obtained and which remain in effect, no consent or approval of any Third Person, and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Third Person is required with respect to the operation of Borrower’s business.

Except for the consents and approvals already obtained and which remain in effect, no consent of any Third Person and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Third Person that is required has not been obtained either (i) for the due execution, delivery, recordation, filing or performance by any Borrower Party of this Agreement or any other Loan Document or for the consummation of the transaction contemplated hereby, (ii) for the mortgage, pledge, assignment, or grant by Borrower of the Agent’s Lien, (iii) for the perfection or maintenance of the Agent’s Lien, except for the recording of the Mortgage, the Assignment of Rents and the Financing Statements (and filings required under the Assignment of Claims Act), or (iv) for the exercise by Lender Parties of their rights or remedies provided for in this Agreement or in any of the other Loan Documents (except as may be required by applicable Laws in connection with the foreclosure and disposition of the Collateral). All applicable waiting periods, if any, in connection with the transactions contemplated hereby have expired without any action having been taken by any Person restraining, preventing or imposing materially adverse conditions upon the rights of Borrower to enter into and perform its obligations under this Agreement.

Violations or Actions Pending. There are no actions, suits, or proceedings pending or, to the best of Borrower’s knowledge, threatened, which might reasonably be expected to have a Material Adverse Effect or which might impair the value of the Collateral. No Borrower Party is in violation of any agreement the violation of which will or might reasonably be expected to have a Material Adverse Effect, and no Borrower Party is in violation of any order, judgment, or decree of any court, or any statute or governmental regulation to which any Borrower Party is subject. The execution and performance of any Loan Document by any Borrower Party will not result in any breach of or default under any mortgage, lease, credit or loan agreement, contract or any other instrument which may bind or affect any Borrower Party.

Borrower Parties’ Subsidiaries and Affiliates. No Borrower Party has any Subsidiaries or Affiliates other than as disclosed on the Most Recent Financial Statements.

Existing Indebtedness. Borrower is not in default with respect to any of the Existing Indebtedness.

Tax Returns. Except as set forth on Schedule 9.9, all federal, state, local and other tax returns and reports of Borrower required by Laws have been completed in full and have been duly filed, and all taxes, assessments and withholdings shown on such returns or billed to Borrower have been paid, and Borrower maintains adequate provisions and accruals in respect of all such federal, state, local and other taxes, assessments and withholdings. There are no unpaid assessments pending against Borrower for any taxes or withholdings, and Borrower knows of no basis therefor.

Financial Statements. All Financial Statements heretofore given and hereafter given to Lender Party are and will be true and complete in all material respects as of their respective dates and prepared in accordance with Generally Accepted Accounting Principles, and fairly represent and will fairly represent the financial conditions of the Persons to which they pertain, and no Material Adverse Change has or will have occurred in the financial conditions reflected therein after the respective date thereof upon delivery to Lender Party, except as may be disclosed in writing to Lender Party. Except as disclosed in the Most Recent Financial Statements, there has been no Material Adverse Change since December 31, 2001, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

Good and Marketable Title. Borrower has good and marketable title to all of its assets, including, without limitation, the Collateral, subject to no Liens, except for Permitted Liens.

Borrower’s Real Property Locations. Set forth on Schedule 9.12 is a complete and accurate list of all real property owned by Borrower or in which Borrower has a leasehold interest, showing as of the date hereof the street address, county or other relevant jurisdiction, state, and record owner thereof.

Solvency. Each Borrower Party is Solvent.

ERISA. Each Plan is and has been administered in compliance in all material respects with all applicable Laws, including without limitation, the applicable provisions of ERISA and the Internal Revenue Code. No ERISA Event has occurred and is continuing or, to the knowledge of Borrower, is reasonably expected to occur with respect to any Plan, in either case that would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Except as reflected in the Most Recent Financial Statements, no Plan has any Unfunded Pension Liability, and neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, in either instance where the same would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Except as reflected in the Most Recent Financial Statements, neither Borrower nor any ERISA Affiliate is required to contribute to or has, or has at any time had, any liability to a Plan.

Priority of Liens. The Agent’s Lien constitutes a first Lien against the Collateral, prior to all other Liens, including those which may hereafter accrue, except for the Permitted Liens.

Patents, Copyrights, Etc. Set forth on Schedule 9.16 is a complete and accurate list of all patents, trademarks, trade names, service marks, and copyrights, and all applications therefor and licenses thereof, of Borrower, reflecting the Jurisdiction in which registered, the registration number, the date of registration and the expiration date, and Borrower owns or has the right to use all such patents, trademarks, trade names, service marks, and copyrights, and all applications therefor and licenses thereof; and except as set forth on Schedule 9.16, no Collateral is subject to any license agreement relating to patents, trademarks, trade names, service marks, or copyrights which could, directly or indirectly, preclude or render impracticable the realization of the Agent’s Lien or materially diminish the value of such Collateral.

Accuracy of Documents. All documents furnished to Lender Party by or on behalf of Borrower as part of or in support of the application for the Loans or the Loan Documents are true, correct, complete and accurately represent the matters to which they pertain.

Environmental Matters. Neither the Mortgaged Property nor Borrower is in violation of or subject to any existing, pending or threatened investigation or inquiry by any Governmental Authority or any remedial obligations under any applicable Environmental Laws, and there are no facts, conditions or circumstances which could result in any such investigation or inquiry if such facts, conditions and circumstances, if any, were fully disclosed to the applicable Governmental

Authority, and Borrower will promptly notify Agent if Borrower becomes aware of any such facts, conditions or circumstances or any such investigation or inquiry; Borrower has not obtained and is not required to obtain any Governmental Approvals to construct, occupy, operate or use any buildings, improvements, fixtures or equipment in connection with the Mortgaged Property by reason of any Environmental Laws; and no Petroleum Products, Hazardous Substance, Hazardous Materials or Solid Wastes have been disposed of or released on the Mortgaged Property, and Borrower covenants and agrees that it will not cause there to be any violation of any Environmental Law in connection with its ownership and use of the Mortgaged Property, including any violation arising from the disposal or release of Petroleum Products, Hazardous Substances, Hazardous Materials or Solid Wastes on the Mortgaged Property. Notwithstanding anything to the contrary herein, Borrower shall indemnify and hold Lender Parties harmless from and against any fines, charges, expenses, fees, attorney fees and costs incurred by Lender Parties in the event Borrower or the Mortgaged Property (whether or not due to any fault of Borrower) is hereafter determined to be in violation of any Environmental Laws applicable thereto. This indemnity shall survive any foreclosure or deed in lieu of foreclosure and repayment of the Loans.

Restrictions and Covenants Affecting the Mortgaged Property. Neither Borrower nor the Mortgaged Property is in violation of any easements, covenants or restrictions affecting the Mortgaged Property.

Condemnation. There are no proceedings pending, or, to the best of Borrower’s knowledge, threatened, to exercise any power of condemnation or eminent domain, with respect to the Mortgaged Property, or any interest therein.

Mortgaged Property Documents.

Borrower is (or, with respect to any Mortgaged Property Documents hereafter made, will be) the sole owner and holder of Borrower’s Interest in each Mortgaged Property Document, and Borrower has not transferred or otherwise assigned any interest of Borrower as a party to any Mortgaged Property Document;

each of the Mortgaged Property Documents is (or, with respect to any Mortgaged Property Documents hereafter made, will be) valid and enforceable and in full force and effect, and has not been (or, with respect to any Mortgaged Property Documents hereafter made, will not be) altered, modified or amended in any manner whatsoever except as permitted in this Agreement, none of the Rents has been or will be assigned, pledged or in any manner transferred or hypothecated, except pursuant to this Agreement, and none of the Rents, for any period subsequent to the date of this Agreement, has been or will be collected in advance of the time when such Rents become due under the terms of the Assigned Leases.

Full Disclosure. All factual information heretofore or contemporaneously furnished to any Lender Party in writing by or on behalf of any Borrower Party for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to any Lender Party by or on behalf of any Borrower Party will be, true and accurate in all material respects on the date as of which such information is supplied, dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is supplied, dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such information was provided, not misleading.

Regulated Industries. No Borrower Party is (i) required to register as an “investment company” under the Investment Company Act of 1940, as amended, or (ii) a “holding company,” a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the public Utility Holding Company Act of 1935, as amended.

Insurance. Schedule 9.24 sets forth a true and complete summary of all insurance policies or arrangements carried or maintained by Borrower. The assets, properties and business of Borrower are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

Continuing Effectiveness. All representations and warranties contained herein shall be deemed continuing, continually republished, and in effect at all times while Borrower remains indebted to Lender Party pursuant to the Loans and shall be deemed to be incorporated by reference at the time of each Advance to Borrower unless Borrower specifically notifies Agent of any change therein.

THE BORROWER’S COVENANTS

Borrower does hereby covenant and agree with each Lender Party that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, Borrower at all times will comply or cause to be complied with the following covenants:

Affirmative Covenants.

Borrower will duly and promptly pay and perform all of Borrower’s Obligations to Lender Party according to the terms of this Agreement and the other Loan Documents, and will cause each other Borrower Party to perform such other Borrower Party’s Obligations to Lender Party according to the terms of this Agreement and the other Loan Documents.

Borrower will use the proceeds of the Loans only for the purposes permitted herein, or as Agent may have otherwise approved from time to time; and Borrower will furnish Agent such evidence as it may reasonably require with respect to such uses.

Borrower will furnish or cause to be furnished to the Lender Parties:

Within forty-five (45) days after each Quarter-End (a) an unaudited (management-prepared) income statement and statement of cash flows of Borrowers (on a Consolidated Basis) for such Quarter, and (b) an unaudited (management-prepared) balance sheet of Borrowers (on a Consolidated Basis) for such Quarter, all in reasonable detail with Agent having full access to all supporting schedules and comments, and certified by Borrower’s president or principal financial officer to have been prepared in accordance with Generally Accepted Accounting Principles consistently applied by Borrowers, except for any inconsistencies explained in such certificate;

Within ninety (90) days after each Fiscal Year-End (a) a statement of Equity Owners’ Equity and a statement of cash flows of Borrowers (on a Consolidated Basis) for such Fiscal Year, (b) an income statement of Borrowers (on a Consolidated Basis) for such Fiscal Year, and (c) a balance sheet of Borrowers (on a Consolidated Basis) as of such Fiscal Year-End, all in reasonable detail, including all supporting schedules and comments; such statements and balance sheets to be audited by an independent certified public accountant acceptable to Agent, and certified by such accountants to have been prepared in accordance with Generally Accepted Accounting Principles consistently applied by Borrowers, except for any inconsistencies explained in such certificate; and Agent shall have the right, from time to time, to discuss any Borrower Party’s affairs directly with Borrower Party’s accountants, and any such accountants are authorized and directed to give Agent any information Agent may request at any time regarding the financial affairs of Borrower Party and are authorized and directed to furnish Agent with copies of any documents in their possession related thereto;

On or before the last day of each month, a Collateral Report for the immediately preceding month, certified to be correct by the principal financial officer or vice president of finance of Borrower; and

On or before the forty-fifth (45th) day after each Quarter-End, a Compliance Certificate for the immediately preceding Quarter, certified to be correct by the principal financial officer or vice president of finance of Borrower, together with the Schedule of Accounts, Schedule of Inventory, and such other matters as may be required pursuant to Section 10.12 of this Agreement; and

Promptly after sending or making available or filing of the same, copies of all reports, proxy statements and financial statements that Borrower sends or makes available to its Equity Owners and all registration statements and reports that Borrower files with the Securities and Exchange Commission (or any other similar Governmental Authority) or any successor Person.

Borrower will pay or cause to be paid when due (i) the Fees and all other fees or expenses owing to Lender Party; and (ii) all expenses involved in perfecting the Agent’s Lien or the priority of the Agent’s Lien and all other expenses of Lender Party related to the Loans, or the protection and preservation of the Collateral, or the interpretation, administration and enforcement of any provision of this Agreement or any other Loan Document, or the preparation and negotiation of this Agreement, any of the other Loan Documents, or amendments to any of them, including, without limitation, recording fees and taxes, tax, title and lien search charges, title insurance charges, and attorneys’ fees (including attorneys’ fees at trial and on any appeal by Borrower or Lender Party), real property taxes and insurance premiums.

Borrower will permit the Lender Parties and their respective agents to have access to the Collateral at reasonable times.

Borrower will cause, or permit Agent to cause, the Mortgaged Property to be reappraised at Borrower’s expense (i) after an Event of Default, or (ii) if required by regulatory authorities.

Borrower will certify to Agent upon request by Agent that:

Borrower has complied with and is in compliance with all terms, covenants and conditions of this Agreement which are binding upon it;

there exists no Default; or, if such is not the case, that one or more specified Defaults have occurred; and

the representations and warranties contained in this Agreement are true with the same effect as though made on the date of such certificate.

Borrower will, when requested so to do, make available for inspection and audit by duly authorized representatives of Agent any of its Records, and will furnish Agent any information regarding its business affairs and financial condition within a reasonable time after written request therefor; provided that until the occurrence of a Default, an audit shall not be conducted more than twice in any consecutive twelve-month period unless Agent, in its discretion, determines that there exists a need for such audit to verify financial information reported by Borrower. Borrower shall reimburse Agent for all costs associated with (i) one such audit during any consecutive twelve-month period, and (ii) any other audit if the audit reveals a material discrepancy in any financial report, statement or other document provided to Lender Party pursuant to this Agreement.

Borrower will keep accurate and complete Records, consistent with sound business practices.

Within ten (10) days of Agent’s request therefor, Borrower will furnish or cause to be furnished to Agent copies of income tax returns filed by any Borrower Party.

Borrower will pay when due (or within applicable grace periods) all Indebtedness due Third Parties, unless the failure so to pay such Indebtedness would not give rise to a Material Adverse Change.

Borrower will notify Agent thirty (30) days in advance of any change in the location of any place of business or state of incorporation of Borrower or of the establishment of any new place of business, or the discontinuance of any existing place of business.

Borrower will notify Agent immediately if it becomes aware of the occurrence of any Default, or if it becomes aware of any Material Adverse Change or the occurrence of any event that might have or give rise to a Material Adverse Effect.

Borrower will collect its Accounts and sell its Inventory only in the Ordinary Course of Business.

Borrower will:

Fund all its Plans in accordance with no less than the minimum funding standards of Section 302 of ERISA;

Furnish Agent, promptly after the filing of the same, with copies of all reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to all such Plans; and

Promptly advise Agent of the occurrence of any Reportable Event or Prohibited Transaction with respect to any such Plan.

Borrower will cause the Mortgaged Property to be maintained in good and safe condition and repair and shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any condemnation or similar proceeding.

Borrower will, subject to the terms and conditions of any Subordination Agreement, (i) pay or cause to be paid as and when due all Subordinated Debt, (ii) otherwise comply with all of its covenants under any agreement relating to Subordinated Debt, and (iii) promptly provide to Agent notice of each default or claim of default given or received by Borrower with respect to any Subordinated Debt.

Negative Covenants.

No Borrower will, without Agent’s prior written consent (and subject to the approval of the Required Lenders, which consent and approval shall not be unreasonably withheld or delayed),

change its name or enter into any merger or consolidation.

No Borrower will, without Agent’s prior written consent (and subject to the approval of the Required Lenders), liquidate, reorganize, recapitalize or dissolve.

Except as disclosed on Schedule 10.2(B), no Borrower will, without Agent’s prior written consent (and subject to the approval of the Required Lenders, which consent and approval shall not be unreasonably withheld or delayed), sell, transfer, lease or otherwise dispose of, or enter into any agreement to sell, lease, transfer, assign or otherwise dispose of, all or any part of its assets, including, without limitation, the Collateral (other than Permitted Transfers of Collateral).

No Borrower will, without Agent’s prior written consent (and subject to the approval of the Required Lenders, which consent and approval shall not be unreasonably withheld or delayed), consummate any Acquisition (i) outside the Permitted Line of Business, or (ii) if the consideration paid with respect to such Acquisition is more than $2,500,000.00.

No Borrower will, without Agent’s prior consent (and subject to the approval of the Required Lenders, which consent and approval shall not be unreasonably withheld or delayed), create or acquire any Affiliate in connection with an Acquisition or otherwise.

No Borrower will become liable, directly or indirectly, as guarantor or otherwise for any obligation of any Person not a Borrower Party in an amount exceeding $100,000.00 in the aggregate.

No Borrower will, directly or indirectly, make, create, incur, assume or suffer to exist, or enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of, any Lien upon or with respect to any part of the Collateral, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than Permitted Liens.

Except for transactions described on Schedule 10.2(G), no Borrower will, without Agent’s prior written consent (and subject to the approval of the Required Lenders, which consent and approval shall not be unreasonably withheld or delayed), issue, redeem, purchase or retire any of its Equity Interests or grant or issue any warrant, right or option pertaining thereto or any other security convertible into any of the foregoing if the same would give rise to a Default or result in a Change in Control.

No Borrower will amend or modify any of its Organizational Documents without the prior written consent of Agent (and subject to the approval of the Required Lenders, which consent and approval shall not be unreasonably withheld or delayed).

No Borrower will directly or indirectly apply any part of the proceeds of any Loan to the purchasing or carrying of any “margin stock” within the meaning of Regulation G, Regulation T, Regulation U, or Regulation X, or any regulations, interpretations or rulings thereunder.

No Borrower will treat, store, handle, discharge, or dispose of any Hazardous Materials, Petroleum Products, or Solid Wastes except in compliance with all Environmental Laws.

Financial Covenants.

Borrower will maintain or cause to be maintained at all times during the term of this Agreement:

A Fixed Charge Coverage of not less than 1.2 to 1.0;

Adjusted Tangible Net Worth of not less than $24,300,000.00, plus 60% of the Net Income as of each Quarter-End beginning March 31, 2003; and

A ratio of Adjusted Liabilities to Adjusted Tangible Net Worth of not more than 2.5 to 1.0; and

A Borrowing Base such that the balance of the Revolving Loan will not, at any time, exceed the Borrowing Base;

No Borrower will declare or pay any dividends, or make any other payment or distribution on account of its Equity Interests in an amount such that such payment or other distribution shall give rise to a Default.

No Borrower will make any other Investment other than Permitted Investments.

No Borrower will, without Agent’s prior written consent (and subject to the approval of the Required Lenders, which consent and approval shall not be unreasonably withheld or delayed), incur, create, assume, or permit to exist any other Indebtedness except Permitted Indebtedness.

Except as the same may relate to the Loans, no Borrower will enter into any agreement with respect to any of its Existing Indebtedness which is Indebtedness for borrowed money if the effect of such agreement is to

Increase the interest rate on such Indebtedness;

Change the dates upon which payments of principal, interest or other scheduled payments are due on such Indebtedness (other than to extend such dates);

Change any default or event of default (other than to delete or make less restrictive any default provision) with respect to such Indebtedness;

Add any covenant with respect to such Indebtedness;

Change the redemption or prepayment provisions of such Indebtedness (other than to extend the dates therefor or to reduce the premiums payable in connection therewith); or

Materially increase the obligations of Borrower or confer additional material rights to the holder of such Indebtedness in a manner adverse to Borrower or Lender Parties.

Except as otherwise approved by Agent (and subject to the approval of the Required Lenders, which approval shall not be unreasonably withheld or delayed), Borrowers (in the aggregate) will not make Capital Expenditures in an aggregate amount in any Fiscal Year after the Fiscal Year ending December 31, 2002 in excess of $6,000,000.00.

Except for agreements reflected in the Most Recent Financial Statements, agreements currently in effect and listed on Schedule 10.3 (G) attached hereto, agreements which provide only for either Permitted Investments or Permitted Indebtedness, and agreements which are the subject of the Subordination Agreement, no Borrower will enter into any agreement, transaction or series of transactions where any Affiliate, Subsidiary, shareholder, director, or officer of Borrower Party is a party thereto, except in the Ordinary Course of Business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm’s length transaction with a Person other than an Affiliate, Subsidiary, shareholder, director, or officer of Borrower Party.

Insurance and Condemnation Covenants.

Borrower will obtain and maintain, or cause to be obtained and maintained, at all times while Borrower is indebted to Lenders, at Borrower’s sole expense: (a) the Title Insurance Policy; (b) all-risk insurance with respect to all insurable property comprising the Tangible Property, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such hazards as are presently included in so-called “all-risk” coverage and against such other insurable hazards as Agent may require, in an amount not less than 100% of the full replacement cost, including the cost of debris removal, without deduction for depreciation and sufficient to prevent Agent and Borrower from becoming a coinsurer, such insurance to be in builder’s risk (non-reporting) form during and with respect to any construction on the Land; (c) if and to the extent any portion of the Improvements is in a special flood hazard area, a flood insurance policy in an amount equal to the lesser of the aggregate principal face amount of the Notes or the maximum amount available;

(d) comprehensive general public liability insurance, on an “occurrence” basis, for the benefit of Borrower and Agent as named insureds; (e) statutory workers’ compensation insurance with respect to any work on or about the Mortgaged Property; and (f) such other insurance as may from time to time be required by Agent (including but not limited to boiler and machinery insurance, earthquake insurance, and war risk insurance) and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements. All insurance policies shall be issued and maintained by insurers, in amounts, with deductibles, and in form satisfactory to Agent, and shall require not less than thirty (30) days’ prior written notice to Agent of any cancellation or change of coverage. All insurance policies maintained, or caused to be maintained, by Borrower with respect to Borrower’s Tangible Property, except for public liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried by Borrower or Agent and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. If any insurer which has issued a policy of title, hazard, liability or other insurance required pursuant to this Agreement or any other Loan Document becomes insolvent or the subject of any Bankruptcy, receivership or similar proceeding or if in Agent’s opinion the financial responsibility of such insurer is or becomes inadequate, Borrower shall, in each instance promptly upon the request of Agent and at Borrower’s expense, obtain and deliver to Agent a like policy (or, if and to the extent permitted by Agent, a certificate of insurance) issued by another insurer, which insurer and policy meet the requirements of this Agreement or such other Loan Documents, as the case may be. Without limiting the discretion of Agent with respect to required endorsements to insurance policies, all such policies for loss of or damage to the Mortgaged Property shall contain a standard mortgage clause (without contribution) naming Agent as mortgagee with loss proceeds payable to Agent notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named insured; (ii) the occupation or use of the Mortgaged Property for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Agent under the Loan Documents; or (iv) any change in title to or ownership of the Mortgaged Property or any portion thereof, and shall further contain the agreement of the insurer waiving all rights of set off, counterclaim or deductions against Borrower. The originals of each initial insurance policy (or to the extent permitted by Agent, a copy of the original policy and a satisfactory certificate of insurance) shall be delivered to Agent at the time of execution of this Agreement, with premiums fully paid, and each renewal or substitute policy (or certificate) shall be delivered to Agent, with premiums fully paid, at least ten (10) days before the termination of the policy it renews or replaces. Borrower shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Agent evidence satisfactory to Agent of the timely payment thereof. In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Agent the insurance required by this Section, Agent may procure such insurance or single-interest insurance for such risks covering Agent’s interest, and Borrower will pay all premiums thereon promptly upon demand by Agent. Until such payment is made by Borrower, the amount of all such premiums shall be added to and become part of the Obligations. If any loss occurs at any time when Borrower has failed to perform Borrower’s covenants and agreements in this Section, Agent shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Borrower, to the same extent as if it had been made payable to Agent. Upon any foreclosure of the Mortgage or transfer of title to the Mortgaged Property in extinguishment of the whole or any part of the Loans or any other amounts owing by Borrower to Lender Party, all of Borrower’s right, title and interest in and to the insurance policies referred to in this Section (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies, and Agent is hereby irrevocably appointed by Borrower as attorney-in-fact for Borrower to assign any such policy to said purchaser or other such transferee without accounting to Borrower for any unearned premiums thereon. Agent shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Mortgaged Property, and the expenses incurred by Agent in the adjustment and collection of insurance proceeds shall be added to and become part of the Obligations and shall be due and payable to Agent on demand. Agent shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Borrower. Any such proceeds received by Agent shall be applied and disbursed as provided in this Agreement. Borrower appoints Agent as Borrower’s attorney-in-fact to cause the issuance of or an endorsement of any policy and to otherwise bring Borrower into compliance with the provisions of this Section and to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage under any such insurance policy.

Subject to the provisions of the immediately succeeding paragraph and any contrary provisions in any Mortgage, after deducting from any casualty insurance proceeds all of its expenses incurred in the collection and administration of such sums, including attorney’s fees, Agent shall apply the same at its option (i) to the payment of the Obligations, whether or not due and in whatever order Agent elects, (in which case a portion of or the entire Obligations shall, at Agent’s option, immediately become due and payable), (ii) to the repair and/or restoration of the Improvements, or (iii) for any other purposes or objects for which Agent is entitled to advance funds under any Loan Document, all without affecting any Lien created by any Security Document, and any balance of such monies then remaining shall be paid to Borrower or the Person lawfully entitled thereto. Agent shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

Notwithstanding the provisions of the immediately preceding paragraph to the contrary, Agent agrees that the proceeds of any casualty insurance or any part thereof (after deducting therefrom all of its expenses incurred in the collection and administration of such sums, including reasonable attorney’s fees) payable on account of loss or damage to the Improvements will be made available by Agent to be applied by Borrower to restoration or repair of the Improvements provided the following conditions are met:

there exists no Default and Agent is satisfied that the occurrence of such event (after making the insurance proceeds available as provided herein) will not give rise to a Default;

Borrower presents sufficient evidence satisfactory to Agent that (A) the Improvements are capable of being, and will be, restored in compliance with all applicable Laws to an architectural whole and to substantially the same condition and value as prior to the casualty, (B) restoration of the Improvements to an architectural whole will be completed on or before the Term Loan Maturity Date, (C) there are sufficient funds from such insurance proceeds and other available monies, to completely restore or repair the Improvements to an architectural whole, and (D) Agent will not incur any liability to any other Person as a result of such use or release of insurance proceeds;

all parties having existing or expected possessory interests in the Improvements agree to continue, in a manner satisfactory to Agent, to fulfill the contract terms then in effect following the restoration or repair (including, without limitation, the payment of rent or other sums without abatement or reduction except as approved by Agent in its discretion), or Borrower shall deliver security satisfactory to Agent in its discretion, to substitute for the loss of income caused by the failure of any such possessory interest to agree to continue to fulfill the contract terms then in effect following restoration or repair; and

Borrower shall enter into such agreements and deliver such other documents and other things as may reasonably be required by Agent in connection with the disbursement of all such proceeds.

If the foregoing conditions are satisfied within ninety (90) days of the date of loss, then the insurance proceeds shall be held by Agent and, after deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums, including attorney’s fees, Agent shall disburse the net insurance proceeds to or on behalf of Borrower (pursuant to a procedure satisfactory to Agent) as repair or restoration progresses and to the extent such proceeds are required to defray the expenses of such restoration or repair; and to the extent any such proceeds are not required to defray the expenses of such restoration or repair, Agent may, at its option, apply any such unused proceeds as provided for in the immediately preceding paragraph (B) of this Section. At all times during such restoration or repair, Borrower shall deposit with Agent funds which, when added to insurance proceeds on deposit with Agent, are sufficient to complete the restoration or repair of the Improvements to an architectural whole, as determined by Agent, in Agent’s discretion, in accordance with the approved plans and specifications and all applicable Laws.

If the conditions set forth in clauses (1) through (4) of this Section are not satisfied within ninety (90) days of the date of loss, then the insurance proceeds shall be disbursed as provided for in the immediately preceding paragraph (B) of this Section.

If all or any portion of the Mortgaged Property shall be damaged or taken through condemnation (which term shall include any damage or taking by any Governmental Authority and any transfer by private sale in lieu thereof), either temporarily or permanently, other than an insubstantial taking for the purpose of widening existing roads bordering the Land which does not adversely affect access or the use of the Mortgaged Property for its intended purposes, then a portion of or the entire Obligations shall, at the option of Agent, immediately become due and payable. Borrower, immediately upon obtaining knowledge of the institution, or the proposed, contemplated or threatened institution of any action or proceeding for the taking through condemnation of the Mortgaged Property or any part thereof will notify Agent, and Agent is hereby authorized, at its option, to commence, appear in and prosecute, through counsel selected by Agent, in its own or in Borrower’s name, any action or proceeding relating to any condemnation. Borrower may compromise or settle any claim for compensation, but shall not make any compromise or settlement for an award unless all of the Obligations are paid and satisfied in full, without the prior written consent of Agent. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Borrower to Agent, and Agent is authorized, at its option, to collect and receive all such compensation, awards or damages and to give proper receipts and acquittances therefor without any obligation to question the amount of any such compensation, awards or damages. After deducting from said condemnation proceeds all of its expenses incurred in the collection and administration of such sums, including reasonable attorney’s fees, the net proceeds shall be dealt with by Agent in accordance with, and subject to, the same terms and conditions as set forth in Paragraph (B) or Paragraph (C), as applicable, of Section 10.4 hereof as if the condemnation proceeds were insurance proceeds and as if the date the condemnation proceeds become payable to Borrower was the date of loss.

Mortgaged Property Document Covenants.

Except as may otherwise be expressly provided for in this Agreement, including the immediately following paragraph, Borrower shall (a) observe and perform all the obligations imposed upon Borrower under each Mortgaged Property Document; (b) not do, or permit to be done, anything to impair the security of any Mortgaged Property Document; (c) promptly send to Agent copies of each notice of default which Borrower shall send or receive under the Mortgaged Property Documents; (d) enforce the performance and observance of the provisions of each Mortgaged Property Documents; (e) not collect any of the Rents except as set forth in this Agreement; (f) not subordinate any Mortgaged Property Document to any Lien, or permit, consent, or agree to any such subordination without the prior written consent of Agent; (g) not materially alter, modify or change the terms of any Mortgaged Property Document, nor give any consent to exercise any option required or permitted by such terms, without the prior written consent of Agent in each such case (and subject to the approval of the Required Lenders); (h) not cancel or terminate any Mortgaged Property Document, or accept a surrender of any Mortgaged Property Document without the prior written consent of Agent in each such case (and subject to the approval of the Required Lenders); (i) not convey or transfer, and shall not suffer or permit a conveyance or transfer of, the Mortgaged Property, or of any interest in the Mortgaged Property, so as to effect directly or indirectly, approximately or remotely, a merger of the estates and rights of, or a termination or diminution of the obligations of any other party to and under any Assigned Lease; (j) not alter, modify or change the terms of any guaranty of any Mortgaged Property Document, and shall not cancel or terminate any such guaranty, without the prior written consent of Agent in each such case (and subject to the approval of the Required Lenders); (k) not consent to any assignment of, or subletting under, any Assigned Lease without the prior written consent of Agent; (l) at Agent’s request, execute any documentation confirming the assignment and transfer to Agent of each Mortgaged Property Document; and (m) execute and deliver, at the request of Agent, all other further assurances, confirmations and assignments in the Mortgaged Property Documents as Agent shall, from time to time, reasonably require in order to evidence or secure the rights of Agent hereunder.

Notwithstanding the provisions of the immediately preceding paragraph, so long as there shall not exist any Default, then Borrower shall have the right to continue to exercise all its rights and perform its obligations under the Mortgaged Property Documents, including the right to collect each payment of Rents at the time of the date provided in the applicable Assigned Lease for such payment.

Escrow Deposits. Upon the occurrence of an Event of Default and at the option of Agent and further to secure the payment of taxes, assessments, other charges, and insurance premiums applicable or attributable to the Mortgaged Property, Borrower shall upon request of Agent deposit with Agent, on the first day of each month, such amounts as, in the estimation of Agent, shall be necessary to pay such taxes, assessments, charges and premiums as they become due; said deposits to be held and to be used by Agent to pay such taxes, assessments, charges and premiums as the same accrue and are payable. Payment from said sums for said purposes shall be made by Agent at its discretion and may be made even though such payments will benefit subsequent owners of the Mortgaged Property. Said deposits shall not be, nor be deemed to be, trust funds, but may be, to the extent permitted by applicable Law, commingled with the general funds of Agent, and no interest shall be payable in respect thereof. If said deposits are insufficient to pay the taxes and assessments, insurance premiums and other charges in full as the same become payable, Borrower will deposit with Agent such additional sum or sums as may be required in order for Agent to pay such taxes and assessments, insurance premiums and other charges in full. Upon any Event of Default, Agent may, at its option, apply any money in the fund relating from said deposits to the payment of the Obligations in such manner as it may elect.

Borrower’s General Covenants and Agreements Pertaining to the Collateral. Borrower covenants and agrees that:

The addresses of Borrower’s principal place of business (or chief executive office if more than one), the office where Borrower keeps and will keep Borrower’s Records, including, without limitation, those Records concerning all of Borrower’s Accounts and the other Collateral, and the place or places at which all of Borrower’s Inventory, Equipment and other Tangible Property is and will be located are correctly set forth on Schedule 10.7(A); and Borrower shall immediately advise Agent in writing of any change in any of said addresses. Borrower shall not remove such Records or any of the Collateral from the place or places set forth on Schedule 10.7(A), except for removal of Inventory upon its sale in Borrower’s Ordinary Course of Business, nor shall Borrower keep any of such Records or the Collateral at any other locations unless (i) Borrower gives Agent at least 10 days’ written notice thereof and of the new location, and (ii) the new location is within the continental United States of America. Borrower shall give Agent at least 10 days’ prior written notice of Borrower’s opening of any new office or place of business or of its closing of any existing office or place of business, and any such office or place of business shall be within the continental United States of America.

Borrower is and shall remain the owner of all real estate on which any of the locations described in subparagraph (A) next above are located; or if not, except as otherwise agreed to by Agent, Borrower has heretofore obtained from each owner of said real estate a written waiver or subordination (in form and substance satisfactory to Agent) of any landlord’s Lien or other Lien said owner might have with respect to the Collateral, and Borrower has delivered the same to Agent.

Upon request of Agent, Borrower shall promptly deliver to Agent the certificates of title for any motor vehicles now or hereafter included in the Collateral that are subject to the title Laws of any state of the United States of America or any other Jurisdiction and shall join with Agent in executing any applications and other documents and taking any other actions necessary or desirable in Agent’s opinion to perfect Agent’s Lien in such vehicles. Agent may retain possession of such certificates of title until payment in full of all the Obligations and/or until Agent’s Lien is terminated.

Agent may correct any and all patent errors in this Agreement or any financing statements or other documents executed in connection herewith.

Borrower shall diligently perform all of its material obligations under each and every contract or Purchase Order in connection with which Accounts are created or exist in accordance with the terms thereof and will not commit or permit any breach on Borrower’s part in connection with any such contract or Purchase Order.

Borrower shall furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.

Borrower shall keep and maintain at its own cost and expense satisfactory and complete Records of the Collateral at its principal place of business, including without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Upon request of Agent, Borrower shall make proper entries in its books disclosing the assignment of the Collateral to Agent, and Borrower shall segregate its Records concerning the Collateral and mark the same with Agent’s name or in such other manner as shall be satisfactory to Agent. After the occurrence of and during the continuance of any Default, Borrower shall deliver and turn over to Agent any such Records at any time on demand of Agent.

Borrower shall obtain a waiver of any lien claims or rights that any owners or mortgagees of any real estate (or of any possessory interest therein) on which the Collateral, or any part thereof, is now or hereafter may be located, may have with respect to the Collateral, or shall secure an agreement wherein such Persons subordinate their rights, titles, interests and lien claims to Agent’s Lien in, on and upon the Collateral.

Promptly after Borrower’s learning thereof, Borrower shall inform Agent in writing of any material delay or default in Borrower’s performance of any of its obligations to any Purchaser or under any Assigned Agreement, if such delay or default may give rise to any assertion of any material claims, offsets or counterclaims by any Purchaser, or any Material Adverse Change.

Borrower shall provide Agent with copies of all agreements between Borrower and any warehouse at which any Collateral may, from time to time, be kept and all lease or similar agreements between Borrower and any other Person, whether Borrower is lessor or lessee thereunder.

If any Account arises out of a contract with the United States of America, or any other Governmental Authority (other than an Account arising under an Approved Contract), Borrower shall promptly notify Agent thereof in writing; and upon demand of Agent, and with respect to all Accounts, Borrower shall execute any instruments and take any other action required or requested by Agent to perfect Agent’s Lien on and right to collect such Account under the provisions of the Assignment of Claims Act or other applicable Law.

Collection of Accounts; Segregation of Proceeds, Etc. Borrower covenants and agrees that, except to the extent that Agent’s exercise of its rights and remedies hereunder or under any other Loan Document shall prevent Borrower from doing so, Borrower will, at Borrower’s sole expense, collect from the Purchaser on each Account all amounts due thereon as and when the same shall become due; and in the event of any default by any Purchaser justifying such action, Borrower shall have the authority, at Borrower’s sole expense, to repossess any merchandise covered by any such Account in accordance with the terms thereof and any applicable Law and to take such other action with respect to any such Account or the merchandise covered thereby as Borrower, in the absence of instructions from Agent, may deem advisable.

Collection Methods. Borrower agrees that no court action or other legal proceedings for garnishment, attachment, repossession of property, detinue, or any attempt to repossess any merchandise covered by any Account other than through legal proceedings, shall be done or attempted to be done by Borrower except by or under the direction of competent legal counsel. Borrower agrees to indemnify and hold Agent harmless from any loss or liability of any kind or character which may be asserted or sought to be asserted against Agent by virtue of any suit filed, process issued or any repossession or attempted repossession done or attempted by Borrower or at Borrower’s direction or any endeavors that Borrower may make to collect or enforce any Accounts or repossess any goods covered by any Account.

Verification of Accounts. Borrower agrees that any of Agent’s officers, employees or agents shall have the right, at any time or times hereafter, in Agent’s name or in the name of Borrower, to verify with any Purchaser the validity or amount of, or any other matter relating to, any Accounts by mail, telephone, telegraph or otherwise, provided that until the occurrence of a Default, Agent shall give Borrower prior notice of such verification.

Notice Regarding Disputed Accounts. Borrower covenants and agrees that if any Purchaser disputes amounts owing to Borrower by such Purchaser in excess of the lesser of (i) $200,000.00 (in the aggregate), or (ii) 2.5% of the total amount of the Accounts of such Purchaser, Borrower shall promptly provide Agent with written notice thereof, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

Records, Schedules and Assignments. Borrower covenants and agrees that Borrower shall keep accurate Records of Borrower’s Accounts and Inventory, and shall promptly deliver to Agent (i) within 30 days after each Month-End (except after an Event of Default, in which case such delivery shall be made on demand of Agent), a detailed aged trial balance, in form and substance acceptable to Agent, of all then-existing Accounts (“Schedule of Accounts”), (ii) within 30 days after each Month-End (except after an Event of Default, in which case such delivery shall be made on demand of Agent), a current schedule of Inventory (“Schedule of Inventory”), (iii) upon Agent’s demand, the original or a copy of all Documents evidencing or relating to the Accounts or Inventory so scheduled, (iv) upon Agent’s demand, such other information relating to the then-existing Accounts and Inventory as Agent shall reasonably request, and (v) upon Agent’s demand, formal written assignments or schedules specifically describing the Accounts and Inventory and confirming Agent’s Lien thereon.

Visitation. Borrower agrees to permit representatives of the Lender Parties from time to time to visit and inspect the Collateral, all Records related thereto, the premises upon which any of the Collateral is located, and any of the other offices and properties of Borrower; to examine the assets, books of account, and Records of Borrower; to discuss the affairs and finances of Borrower with and be advised as to the same by the officers thereof; and to verify the amount, quantity, value and condition of, or any other matter relating to, the Collateral, all at such reasonable times and intervals as Agent may desire.

Use of Tangible Property. Borrower covenants and agrees (a) to comply with all applicable Laws governing the use of all Tangible Property, (b) to maintain all Tangible Property in good condition and repair (normal wear and tear excepted), (c) to comply with the terms of any lease covering the premises wherein any Tangible Property is located and all orders, ordinances or Laws of any Governmental Authority concerning such premises or the conduct of business therein; and (d) not to lease or hire any of the Tangible Property to any Person or permit the same to be leased or used for hire otherwise than pursuant to any Permitted Liens (it being understood that a sublease of any premises being leased by Borrower shall not be a violation of this Section).

Collateral Evidenced by Instruments or Documents. Borrower covenants and agrees that upon Borrower’s receipt of any Collateral which is evidenced or secured by an agreement, Instrument, Document or Chattel Paper and upon demand of Agent, Borrower shall deliver the original thereof (or each executed or original counterpart if more than one) to Agent, together with appropriate endorsements and/or assignments in form and substance acceptable to Agent.

Maintaining Bank Accounts. Borrower covenants and agrees that until the termination of Agent’s Lien:

Except as may otherwise be agreed by Lender Parties or as set forth on Schedule 10.16, Borrower shall maintain all of its operating, disbursement and lockbox accounts only with SouthTrust, and all of its other bank accounts (including payroll accounts) with SouthTrust or other Lender Parties (the “Approved Bank Accounts”).

Upon an Event of Default and demand of Agent, Borrower shall maintain lockboxes (each a “Lockbox Account”) only with SouthTrust and with other banks (each a “Lockbox Bank”) that have entered into a letter or other agreement (each a “Lockbox Agreement”) approved by and acceptable to Agent in its discretion. Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds held in a Lockbox Account and in connection therewith:

Borrower shall immediately instruct each Person obligated at any time to make any payment to Borrower for any reason to make such payment to a Lockbox Account, and shall pay to Agent for deposit in an Approved Bank Account as may be from time to time designated by Agent, at the end of each Business Day, all proceeds of Collateral and all other cash received by it on such day;

Borrower shall instruct each Lockbox Bank to transfer to an Approved Bank Account designated by Agent, at the end of each Business Day, in same day funds, an amount equal to the credit balance of the Lockbox Account in such Lockbox Bank; and

Upon any termination of any Lockbox Agreement or other agreement with respect to the maintenance of a Lockbox Account by Borrower or any Lockbox Bank, Borrower shall immediately notify all Persons that were making payments to such Lockbox Account to make all future payments to another Lockbox Account or to an Approved Bank Account designated by Agent. Borrower agrees to terminate any or all Lockbox Account and Lockbox Agreements upon request by Agent.

Filing Fees and Taxes. Borrower covenants and agrees to pay all recording and filing fees, revenue stamps, taxes and other expenses and charges payable in connection with the execution and delivery to Lender Parties of this Agreement and the other Loan Documents, and the recording, filing, satisfaction, continuation and release of any mortgages, financing statements or other instruments filed or recorded in connection herewith or therewith.

Assigned Agreements. Except in Borrower’s Ordinary Course of Business, Borrower covenants and agrees that it shall not (a) cancel or terminate any Assigned Agreement or consent to or accept any cancellation or termination thereof; (b) amend or otherwise modify any Assigned Agreement or give any consent, waiver or approval thereunder; (c) waive any default or breach of any Assigned Agreement; or (d) take any other action in connection with any Assigned Agreement, and, notwithstanding the foregoing, in each case where any such action (i) may give rise to a Material Adverse Change, or (ii) arises under an Approved Contract, such action shall only be taken with Agent’s prior written consent (and subject to the approval of the Required Lenders).

Underlying Documentation. Borrower covenants and agrees that Borrower will, upon the request therefor by Agent, promptly deliver possession to Agent of any or all of the Assigned Agreements (and, if requested by Agent, endorsed to Agent).

Further Assurances. Borrower covenants and agrees that, at Borrower’s cost and expense, upon request of Agent, Borrower shall duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and documents and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of Agent or its counsel to carry out more effectively the provisions and purposes of this Agreement.

DEFAULT

Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

Borrower shall fail to pay as and when due any installment of principal or interest or fee or any other amount payable under this Agreement or any Note, which failure is not cured within ten (10) days of written notice thereof given by Agent to Borrower, provided, however, that Agent shall not be required to give such notice more than twice in any consecutive twelve-month period, nor upon maturity of any Note.

Any Borrower Party shall fail to pay, perform or observe any other obligation, condition, or covenant to be observed or performed by it under this Agreement or any other Loan Document, and such failure shall continue for ten (10) days after the earlier of:

Notice of such failure from Agent; or

Any Borrower Party knows of any such failure; or

Agent is notified of such failure or should have been so notified pursuant to the provisions of this Agreement or any other Loan Document.

There shall occur any Event of Default as defined and provided under the SouthTrust Bond Issue Letter of Credit Mortgage or any Loan Document.

There shall occur any default or event of default (after any applicable grace or cure period) as provided under any agreement relating to Subordinated Debt.

There shall occur any default or event of default (after the expiration of any applicable grace and cure period) under any agreement of Borrower with any Person and relating to the borrowing of money.

The validity or enforceability of this Agreement or any other Loan Document, or any part thereof, shall be contested by any Borrower Party, and/or any Borrower Party shall deny that it has any or further liability or obligation hereunder or thereunder.

Assignment or attempted assignment by Borrower of this Agreement, any rights hereunder, or any Advance to be made hereunder, or the conveyance, lease, mortgage, or any other alienation or encumbrance of the Collateral or any interest therein without the prior written consent of Agent (and subject to the approval of all Lenders), except for transfers permitted hereunder or under any other Loan Document.

Except as otherwise permitted herein, the transfer of Borrower’s interest in, or rights under, this Agreement by operation of law or otherwise, including, without limitation, such transfer by Borrower as debtor in possession under the Bankruptcy Code, or by a trustee for Borrower under the Bankruptcy Code, to any Third Person, whether or not the obligations of Borrower under this Agreement are assumed by such Third Person.

The institution of a foreclosure or other possessory action against Collateral having a value in excess of $250,000.00.

Substantial damage to, or partial or total destruction of, the Improvements by fire or other casualty or the taking of any of the Improvements, temporarily or permanently, by eminent domain, and Borrower’s failure to restore, repair, replace, or rebuild the Improvements as and when required under the terms of any Loan Document (so long as such failure to restore, repair, replace or rebuild is not attributable to Lender Party’s failure to comply with its obligations under the Loan Documents with respect thereto).

Failure or refusal by the Title Insurance Company, by reason of any matter affecting title to the Collateral, to insure any Advance as giving rise to a valid first Lien, subject only to the Permitted Liens.

The dissolution of any Borrower Party, or any Change in Control.

Any financial statement, representation, warranty or certificate made or furnished by any Borrower Party to Lender Party in connection with this Agreement, or as inducement to Lender Party to enter into this Agreement, or in any separate statement or document to be delivered hereunder to Lender Party, shall be materially false, incorrect, or incomplete when made.

Any Material Adverse Change, or the existence of any other condition which in Agent’s reasonable determination, constitutes an impairment of any Borrower Party’s ability to perform its obligations under this Agreement or any other Loan Document.

Any Borrower Party shall admit its inability to pay its debts as they mature, or shall make an assignment for the benefit of itself or any of its creditors.

Proceedings in Bankruptcy, or for reorganization of any Borrower Party, or for the readjustment of any of its debts, under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by any Borrower Party, or shall be commenced against any Borrower Party and shall not be discharged within sixty (60) days of commencement.

A receiver or trustee shall be appointed for any Borrower Party or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of any Borrower Party, and such receiver or trustee shall not be discharged within thirty (30) days of his appointment, or such proceedings shall not be discharged within sixty (60) days of its commencement, or any Borrower Party shall discontinue business or materially change the nature of its business.

Borrower shall suffer a final judgment for payment of money in excess of $100,000.00 and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed.

Provided that with respect to each of the foregoing, an Event of Default will be deemed to have occurred upon the occurrence of the applicable event without notice being required if Agent is prevented from giving notice by Bankruptcy or other applicable Law.

No Advances After Default. Upon the occurrence and during the continuance of any Default, and notwithstanding any provision contained herein or in any other Loan Document to the contrary, Lender Parties shall have the absolute right to refuse to make, and shall be under no obligation to make, any further Advances or issue any Letters of Credit.

Acceleration. All Obligations shall, at the option of Agent, become immediately due and payable, Without Notice, upon the occurrence of an Event of Default without further action of any kind.

General Remedies. Upon the occurrence of any Event of Default, Lender Parties shall have, in addition to the rights and remedies given them by this Agreement and the other Loan Documents, all those allowed by all applicable Laws, including but without limitation, the Uniform Commercial Code as enacted in any Jurisdiction in which any Collateral may be located. Without limiting the generality of the foregoing, Agent may immediately, Without Notice, sell at public or private sale or otherwise realize upon, the whole or, from time to time, any part of the Collateral, or any interest which Borrower may have therein.

Agent’s Additional Rights and Remedies. Upon the occurrence of any Event of Default and except as may otherwise be prohibited or expressly provided for to the contrary under applicable Law, in addition to any rights or remedies Lender Parties may otherwise have under this Agreement, any other Loan Documents, or under applicable Laws, Without Notice, Agent shall have the right to take any or all of the following actions at the same or different times:

To cancel Lender Parties’ obligations arising under this Agreement;

To institute appropriate proceedings to specifically enforce performance of the terms and conditions of this Agreement;

To take immediate possession of the Collateral;

To appoint or seek appointment of a receiver, Without Notice and without regard to the solvency of Borrower or the adequacy of the security, for the purpose of preserving the Collateral, preventing waste, and to protect all rights accruing to Lender Parties by virtue of this Agreement and the other Loan Documents. All expenses incurred in connection with the appointment of such receiver, or in protecting, preserving, or improving the Collateral, shall be charged against Borrower and shall be secured by the Agent’s Lien;

To proceed to perform any and all of the duties and obligations and exercise all the rights and remedies of Borrower contained in the Assigned Agreements as fully as Borrower could itself;

To take possession of the Mortgaged Property and/or the Rents and have, hold, manage, lease and operate the Mortgaged Property on such terms and for such period of time as Agent may in its discretion deem proper, and, either with or without taking possession of the Mortgaged Property in Agent’s own name:

make any payment or perform any act which Borrower has failed to make or perform, in such manner and to such extent as Agent may deem necessary to protect the security provided for in this Agreement, or otherwise, including without limitation, the right to appear in and defend any action or proceeding purporting to affect the security provided for in this Agreement, or the rights or powers of Agent;

lease the Mortgaged Property or any portion thereof in such manner and for such Rents as Agent shall determine in its discretion; or

demand, sue for, or otherwise collect and receive from all Persons all Rents, including those past due and unpaid, with full power to make from time to time all alterations, renovations, repairs or replacements of and to the Mortgaged Property (or any part thereof) as may seem proper to Agent and to apply the Rents to the payment of (in such order of priority as Agent, in its discretion, may determine):

all expenses of managing the Mortgaged Property, including, without limitation, the salaries, fees and wages of a managing agent and such other employees as Agent may deem necessary or desirable;

all taxes, charges, claims, assessments, water rents, sewer rents, and any other liens, and premiums for all insurance which Agent may deem necessary or desirable, and the cost of all alterations, renovations, repairs, or replacements, and all expenses incidental to taking and retaining possession of the Mortgaged Property;

all or any portion of the Loans; and/or

all costs and attorneys’ fees incurred in connection therewith.

In connection with the foregoing, Borrower hereby authorizes and directs each party to any Mortgaged Property Document (other than Borrower), upon receipt from Agent of written notice to the effect that an Event of Default exists, to perform all of its obligations under the Mortgaged Property Document as directed by Agent, and to continue to do as so directed until otherwise notified by Agent.

To notify Purchasers that Accounts have been assigned to Agent, demand and receive information from Purchasers with respect to Accounts, forward invoices to Purchasers directing them to make payments to Agent, collect all Accounts in Agent’s or Borrower’s name and take control of any cash or non-cash proceeds of Collateral;

To enforce payment of any Accounts, to prosecute any action or proceeding with respect to Accounts, to extend the time of payment of any and all Accounts, to make allowances and adjustments with respect thereto and to issue credits in the name of Agent or Borrower;

To settle, compromise, extend, renew, release, terminate or discharge, in whole or in part, any Account or deal with the same as Agent may deem advisable;

To require Borrower to open all mail only in the presence of a representative of Agent, who may take therefrom any remittance on Collateral;

To charge, set-off and otherwise apply all or any part of the Obligations against the Deposit Accounts, or any part thereof;

To exercise any and all rights and remedies of Borrower under or in connection with any

Assigned Agreement or otherwise in respect of the Collateral, including, without limitation, any and all rights of Borrower to demand or otherwise require payment of any amount under, or performance of any provision of, any Assigned Agreement;

To enter upon the premises of Borrower or any other place or places where the Collateral is located and kept, and through self-help and without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Agent’s claim, without any pre-seizure hearing as a condition to repossession through court action and without any obligation to pay rent to Borrower, to remove the Collateral therefrom to the premises of Agent or of any agent of Agent, for such time as Agent may desire, in order effectively to collect or liquidate the Collateral;

To require Borrower, upon the request of Agent, to assemble the Inventory, Equipment and any other property included in the Collateral and make it available to Agent at places which Agent shall select, whether at Borrower’s premises or elsewhere, and to make available to Agent all of Borrower’s premises and facilities for the purpose of Agent’s taking possession of, removing or putting the Inventory and such other goods in salable form;

To collect, receive, appropriate, repossess and realize upon the Collateral, or any part thereof, and to sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels, at public or private sale or sales, at any exchange broker’s board or at any of Agent’s offices or elsewhere, at such prices as Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right upon any such public sale or sales, and to the extent permitted by Law, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. Borrower waives all claims, damages, and demands against Agent arising out of the repossession, retention or sale of the Collateral;

To use, and to permit any purchaser of any of the Collateral from Agent to use without charge, Borrower’s labels, General Intangibles, and advertising matter or any property of a similar nature, as it pertains to, or is included in, any of the Collateral, in advertising for sale, preparing for sale and selling any Collateral, and finishing the manufacture, processing, fabrication, packaging and delivery of the Inventory, and Borrower’s rights under all licenses and all franchise agreements shall inure to Agent’s benefit;

To send any written notice to Borrower required by Law or this Agreement in the manner set forth in this Agreement; and any notice sent by Agent in such manner at least ten (10) Business Days (counting the date of sending) prior to the date of a proposed disposition of the Collateral shall be deemed to be reasonable notice (provided, however, that nothing contained herein shall be deemed to require 10 days’ notice if, under the applicable circumstances, a shorter period of time would be allowed under applicable Law); and

To exercise, in addition to all other rights which it has under this Agreement or other applicable Law, all of the rights and remedies of a secured party upon default under the Uniform Commercial Code or other applicable Law.

Right of Set-Off. Upon the occurrence of and during the continuance of any Event of Default, Lender Party may, and is hereby authorized by Borrower, at any time and from time to time, to the fullest extent permitted by applicable Laws, and Without Notice to Borrower, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other Indebtedness at any time owing by Lender Party to, or for the credit or the account of, Borrower against any or all of the Obligations of Borrower now or hereafter existing whether or not such Obligations have matured and irrespective of whether Lender Party has exercised any other rights that it has or may have with respect to such Obligations, including without limitation any acceleration rights. The aforesaid right of set-off may be exercised by Lender Party against Borrower or against any trustee in Bankruptcy, debtor in possession, assignee for the benefit of the creditors, receiver, or execution, judgment or attachment creditor of Borrower, or such trustee in Bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by Lender Party prior to the making, filing or issuance, or service upon Lender Party of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Lender Party agrees to promptly notify Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender Party under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which Lender Party may have.

No Limitation on Rights and Remedies. The enumeration of the powers, rights and remedies in this Article shall not be construed to limit the exercise thereof to such time as an Event of Default occurs if, under applicable Law or any other provision of this Agreement or any other Loan Document, Lender Party has any of such powers, rights and remedies regardless of whether an Event of Default has occurred, and any limitation contained herein or in any of the other Loan Documents as to Lender Party’s exercise of any power, right or remedy for a period of time only during the continuance of an Event of Default shall only be applicable at such time as Lender Party shall have actual knowledge that such Event of Default is no longer continuing and for a reasonable time thereafter as may be necessary for Lender Party to cease the exercise of such powers, rights and remedies (it being expressly understood and agreed that until such time as Lender Party shall obtain such knowledge and after the expiration of such reasonable time, Lender Party shall have no liability whatsoever for the commencement of or continuing exercise of any such power, right or remedy).

Repossession of the Collateral; Care and Custody of the Collateral, Etc. Borrower agrees to give Agent notice in the manner set forth in this Agreement within 24 hours of the time of repossession of the Collateral, or any part thereof, by Agent as to any other property of Borrower alleged to have been left on, upon or in the repossessed Collateral at the time of repossession; and such notice shall be an express condition precedent to any action or suit for loss or damages in connection therewith. Borrower further agrees that Agent may hold any such property of Borrower without liability for a reasonable time after any such notice is received, and that Agent will have a reasonable time to notify Borrower as to where Borrower can collect such property. Borrower agrees that if Agent shall repossess the Collateral, or any part thereof, at a time when no Event of Default shall have occurred hereunder, and the repossessed Collateral is thereafter returned to Borrower, the damages therefor, if any, shall not exceed the fair rental value of the repossessed Collateral for the time it was in Agent’s possession. Borrower hereby expressly and irrevocably consents to, and to the extent that Borrower may lawfully do so, invites Agent and its agents to come upon any premises on which the Collateral, or any part thereof, is now or hereafter located for any and all purposes related to the Collateral including without limitation repossession of the Collateral, or any part thereof. To the extent that Borrower may lawfully do so, Borrower further covenants and warrants that (a) any entry by Agent and its agents upon such premises for the purpose of repossessing the Collateral, or any part thereof, shall not be trespass upon such premises, and (b) any such repossession shall not constitute conversion of the Collateral, or any part thereof, and Borrower further agrees to indemnify and hold Agent harmless against, and hereby releases Agent from any actions, costs, obligations or expenses arising directly, indirectly or remotely from any attempt to enter such premises and repossess the Collateral, or any part thereof. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if it takes such reasonable actions for that purpose as Borrower shall request in writing, but Agent shall have sole power to determine whether such actions are reasonable. Any omission to do any act not requested by Borrower shall not be deemed a failure to exercise reasonable care. Borrower shall at all times be responsible for the preservation of the Collateral and shall be liable for any failure to realize upon, or to exercise any right or power with respect to, the Collateral, or for any delay in so doing, whether or not the Collateral is in Borrower’s possession.

Application of Proceeds. Except as otherwise expressly required to the contrary by applicable Law or any Loan Document, the net cash proceeds resulting from the exercise of any of the rights and remedies of Lender Parties under this Agreement, after deducting all charges, expenses, costs and attorneys’ fees relating thereto, shall be applied by Agent to the payment of the Obligations, whether due or to become due, in such order and in such proportions as Agent may elect; and Borrower shall remain liable to Lender Parties for any deficiency.

Attorney-in-Fact. Borrower hereby constitutes and appoints Agent, or any other Person whom Agent may designate, as Borrower’s attorney-in-fact (such appointment being coupled with an interest and being irrevocable until Agent’s Lien shall have been terminated in writing as set forth in this Agreement), at Borrower’s sole cost and expense, to exercise any one or more of the following rights and powers at any time after the occurrence and during the continuance of an Event of Default (and all acts of such attorney-in-fact or designee taken pursuant to this Section are hereby ratified and approved by Borrower, and said attorney or designee shall not be liable for any acts or omissions nor for any error of judgment or mistake of fact or law):

To take or to bring, in the name of Agent or in the name of Borrower, all steps, action, suits or proceeding deemed by Agent necessary or desirable to effect collection of the Accounts;

To settle, adjust, compromise, extend, renew, discharge, terminate or release the Accounts in whole or in part;

To settle, adjust or compromise any legal proceedings brought to collect the Accounts;

To notify Purchasers to make payments on the Accounts directly to Agent or to a Lockbox designated by Agent;

To transmit to Purchasers notice of Agent’s interest in the Accounts and to demand and receive from such Purchasers at any time, in the name of Agent or of Borrower or of the designee of Agent, information concerning the Accounts and the amounts owing thereon;

To use Borrower’s stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Purchasers;

To sell or assign any of the Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable, and to execute any bills of sale or assignments in the name of Borrower in relation thereto;

To take control, in any manner, of any item of payment on, or proceeds of, Collateral;

To prepare, file and sign Borrower’s name on any proof of claim in Bankruptcy or similar document against any Purchaser;

To prepare, file and sign Borrower’s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral;

To sign or endorse the name of Borrower upon any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, warehouse receipt or similar document or agreement relating to the Collateral;

To use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which Borrower has access;

To enter into contracts or agreements for the processing, fabrication, packaging and delivery of the Collateral as said attorney-in-fact or designee or Agent may from time to time deem appropriate and charge Borrower’s account for any reasonable costs thereby incurred;

To receive, take, endorse, assign and deliver in Agent’s name or in the name of Borrower any and all checks, notes, drafts and other instruments;

To receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for the delivery thereof to such address as Agent may designate; and

To do all acts and things necessary, in Agent’s discretion, to fulfill Borrower’s obligations under this Agreement and to otherwise carry out the purposes of this Agreement.

Default Costs. Borrower hereby agrees to pay to each Lender Party upon demand all Default Costs incurred by such Lender Party, which agreement shall be a continuing agreement and shall survive payment of the Loans and termination of this Agreement.

THE AGENT.

Authorization and Action. Each Lender hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters expressly provided for in the Loan Documents as being subject to the consent, discretion or approval of Agent without the requirement of the approval of any Lender, such matters shall be subject to the sole discretion of Agent, its directors, officers, agents and employees. As to any matters expressly provided for in the Loan Documents as being subject to the consent, discretion or approval of the Required Lenders or of all of the Lenders, such matters shall be subject to the sole discretion of each Lender. In addition to the other matters specifically provided for herein as requiring approval or consent of all of the Lenders or of the Required Lenders, Agent shall not take any of the following actions without the prior written consent of all of the Lenders:

modify, amend or waive compliance with any provision of this Agreement or any of the other Loan Documents;

release any obligor or any of the Obligations or any of the Collateral; or

waive any Default or Event of Default under Section 11.1(A) of this Agreement.

As to any other matters not expressly provided for by the Loan Documents, Agent shall be entitled to request instructions from the Required Lenders in exercising any discretion or taking any action and shall be fully protected in so acting or refraining from acting upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to this Agreement or applicable Law.

In the event that the Agent has knowledge of a Default or Event of Default or receives a notice thereof from a Lender or a Borrower, the Agent shall give prompt notice thereof to the Lenders (provided that Agent shall be deemed to have knowledge only if the officers of Agent primarily responsible for administration of the Loans have actual knowledge of such Default or Event of Default, and in no event shall any knowledge of a Default or Event of Default be imputed to Agent). Agent may, in its discretion, or shall upon direction of the Required Lenders, give any notice pursuant to this Agreement that is necessary for commencement of any cure period. Upon the occurrence of an Event of Default, the Lenders shall consult with each other as to a course of action to pursue with regard to such Event of Default. After the Lenders shall have consulted with one another, Agent shall promptly propose a course of action (the “Initial Proposal”) to be taken by Lenders including but not limited to:

(A)    declaring an Event of Default, sending appropriate notices, or accelerating payment under the Notes; or

commencing collection proceedings against one or more of the Borrowers; or

waiving such Event of Default.

The Initial Proposal shall be in writing and given to Lenders in the manner specified for giving notice hereunder. After five (5) Business Days from the Lenders’ receipt of the Initial Proposal, Agent shall commence steps to carry out the Initial Proposal, unless Agent shall have received written notice from any of the Lenders that the Initial Proposal has been rejected. If the Initial Proposal is rejected by any of the Lenders, and an alternate proposal is not agreed upon by all of the Lenders within ten (10) days of the date of the Initial Proposal, Agent shall, and it is hereby authorized, empowered, directed and instructed to take any action consistent with ordinary and prudent commercial banking standards to collect the amounts due under the Loans and to protect and preserve the respective rights and interest of the Lenders as is authorized by any of the Loan Documents. Lenders agree that any actions taken by Agent pursuant to this paragraph shall be deemed a reasonable course of conduct, and the Lenders hereby, approve, ratify and affirm such actions. Once a course of action has been approved, as required herein, it may be withdrawn with approval of all of the Lenders.

Agent’s Notices, Etc. Agent agrees to give to each Lender prompt notice of each notice of Default given to it by Borrower pursuant to the terms of this Agreement.

Agent’s Reliance, Etc. Neither Agent (nor any of its directors, officers, agents or employees) shall be liable for any action taken or omitted to be taken under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until

Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee; (b) may consult with legal counsel (including counsel for any Lender Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Lender Party or to inspect the property (including the books and records) of any Lender Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper Person.

SouthTrust and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, SouthTrust shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term “Lender” shall, unless otherwise expressly indicated, include SouthTrust in its capacity as a lender under this Agreement. SouthTrust and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, Borrower and any other Lender, any of their respective Subsidiaries and any Person who may do business with or own securities of any such Person, all as if SouthTrust were not Agent and without any duty to account therefor to any Person.

Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements of Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

Indemnification

Each Lender severally agrees to indemnify Agent (to the extent not promptly reimbursed by Borrower) from and against such Lender’s Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its Pro Rata Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by Borrower under this Agreement, to the extent that Agent is not promptly reimbursed for such costs and expenses by Borrower. The failure of any Lender to reimburse Agent promptly upon demand for its Pro Rata Share of any amount required to be paid by Lender to Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse Agent for its Pro Rata Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse Agent for such other Lender’s Pro Rata Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

Each Lender severally agrees to indemnify Issuing Lender (to the extent not promptly reimbursed by Borrower) from and against such Lender’s Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Issuing Lender in any way relating to or arising out of the Loan Documents or any action taken or omitted by Issuing Lender under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Issuing Lender’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Issuing Lender promptly upon demand for its Pro Rata Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by Borrower under this Agreement, to the extent that Issuing Lender is not promptly reimbursed for such costs and expenses by Borrower. The failure of any Lender to reimburse Issuing Lender promptly upon demand for its Pro Rata Share of any amount required to be paid by the Lender Parties to Issuing Lender as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse Issuing Lender for its Pro Rata Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse Issuing Lender for such other Lender’s Pro Rata Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

Successor Agent. Agent may resign at any time by giving written notice thereof to the Lender Parties and Borrower, and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Security Documents, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article XVII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

No Third Party Beneficiary. The provisions of this Article 12 are solely for the benefit of the Lender Parties, and no Person other than the Lender Parties is intended to be a beneficiary of the rights and obligations of Lender Parties under this Article 12, and Lender Parties shall have the right to amend or modify this Article 12, or waive any requirement under this Article 12, without the consent or approval of any other Person (except Lender Parties shall notify Borrowers as to any such amendment or modification).

MISCELLANEOUS

Termination of Agent’s Lien. This Agreement and the Agent’s Lien will not be terminated until one of Agent’s officers signs a written termination or satisfaction agreement to such effect. Even if all of the Obligations owing to Lender Parties at any time should be paid, Agent’s Lien will continue to secure any Obligation of Borrower thereafter arising until the written termination or satisfaction agreement referred to above has been executed by Agent. Except as otherwise expressly provided for in this Agreement, no termination of this Agreement shall in any way affect or impair the representations, warranties, agreements, covenants, obligations, duties and Obligations of Borrower or the powers, rights, and remedies of Lender Party under this Agreement with respect to any transaction or event occurring prior to such termination, all of which shall survive such termination. Except as may otherwise expressly be provided herein to the contrary, in no event shall Agent be obligated to terminate Agent’s Lien or return or release the Collateral or any portion thereof to Borrower (a) until payment in full of the Obligations, or (b) if Lender Party is obligated to extend credit to or for the benefit of Borrower under this Agreement.

Construction. The provisions of this Agreement shall be in addition to those of any other Loan Document and any guaranty, pledge or security agreement, mortgage, deed of trust, security deed, note or other evidence of liability given by Borrower to Lender Party to or for the benefit of, all of which shall be construed as complementary to each other, and all existing liabilities and obligations of Borrower to Lender Party and any Liens heretofore granted to or for the benefit of Lender Party shall, except and only to the extent expressly provided herein to the contrary, remain in full force and effect, and shall not be released, impaired, diminished, or in any other way modified or amended as a result of the execution and delivery of this Agreement or any other Loan Document or by the agreements and undertaking of Borrower contained herein and therein. Nothing herein contained shall prevent Lender Party from enforcing any or all other notes, guaranties, pledges or security agreements, mortgages, deeds of trust, or security deeds in accordance with their respective terms. In the event of a conflict between any of the provisions of this Agreement, the Notes, any one or more of the Security Documents or any other Loan

Document, the provisions most favorable to Lender Party shall control.

Indemnity. Borrower hereby agrees to indemnify Lender Party and its officers, directors, agents, and attorneys against, and to hold Lender Party and all such other Persons harmless from all Indemnified Losses resulting from any representation or warranty made by Borrower or on Borrower’s behalf pursuant to this Agreement having been false when made, or resulting from Borrower’s breach of any of the covenants set forth in this Agreement, which indemnification is in addition to, and not in derogation of, any statutory, equitable, or common law right or remedy Lender Party may have for breach of representation, warranty, statement or covenant or otherwise may have under any of the Loan Documents. This agreement of indemnity shall be a continuing agreement and shall survive payment of the Loans and termination of this Agreement.

Lender Party’s Consent. Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent, or the exercise of Lender Party’s judgment or discretion is required or permitted, the granting or denial of such approval or consent and the exercise of such judgment or discretion shall be (a) within the sole discretion of the applicable Lender Party; and (b) deemed to have been given only by a specific writing intended for the purpose given and executed by the applicable Lender Party.

Enforcement and Waiver by Lender Party. Subject to the terms and conditions of this Agreement, Lender Party shall have the right at all times to enforce the provisions of this Agreement, the Notes, and each of other Loan Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Lender Party in refraining from so doing at any time or times. The failure of Lender Party at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Lender Party are cumulative and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

No Representation, Assumption, or Duty. Nothing, including any Advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any Person by Lender Party. Any inspection or audit of the Collateral or the Records of Borrower, or the procuring of documents and financial and other information, by or on behalf of Lender Party shall be for Lender Party’s protection only, and shall not constitute any assumption of responsibility by Lender Party with respect thereto or relieve Borrower of any of Borrower’s obligations.

Expenses of Lender Parties. Borrower will, on demand, reimburse Lender Party for all expenses incurred by Lender Party in connection with the closing of the Loans (except the legal fees of Compass incurred in connection with the closing of the Loans shall be limited to $5,000.00) and the preparation, negotiation, amendment, modification, interpretation, administration, and/or enforcement of this Agreement and the other Loan Documents and/or in the collection of any amounts owing from Borrower or any other Person to Lender Party under this Agreement or any other Loan Document and, until so paid, the amount of such expenses shall be added to and become part of the amount of the Obligations.

Attorneys’ Fees. If at any time or times hereafter Lender Party employs counsel to advise or provide other representation with respect to this Agreement, any Loan Document, or any other agreement, document or instrument heretofore, now or hereafter executed by Borrower Party and delivered to Lender Party with respect to the Obligations, or to commence, defend or intervene, file a petition, complaint, answer, motion or other pleadings or to take any other action in or with respect to any pending, threatened or anticipated suit or proceeding relating to this Agreement, any Loan Document, or any other agreement, instrument or document heretofore, now or hereafter executed by Borrower and delivered to Lender Party with respect to the Obligations, or to represent Lender Party in any litigation with respect to the affairs of Borrower, or to enforce any rights of Lender Party or obligations of Borrower or any other Person which may be obligated to Lender Party by virtue of this Agreement, any Loan Document, or any other agreement, document or instrument heretofore, now or hereafter delivered to Lender Party by or for the benefit of Borrower with respect to the Obligations, or to collect from Borrower any amounts owing hereunder, then in any such event, all of the attorneys’ fees incurred by Lender Party arising from such services and any expenses, costs and charges relating thereto shall constitute additional obligations of Borrower payable on demand and, until so paid, shall be added to and become part of the Obligations.

Exclusiveness. This Agreement, the Notes, the Security Documents, and any other Loan Documents made pursuant hereto are made for the sole protection of Borrower, Lender Party, and Lender Party’s successors and assigns, and no other Person shall have any right of action hereunder.

Waiver and Release by Borrower. Borrower (A) waives protest of all commercial paper at any time held by Lender Party on which Borrower is any way liable; (B) waives notice of acceleration and of intention to accelerate; (C) waives notice and opportunity to be heard, after acceleration, before exercise by Lender Party of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with Borrower, and except where required hereby or by any applicable Laws which requirement cannot be waived, notice of any other action taken by Lender Party; and (D) releases the Lender Parties and their respective officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct or gross negligence.

Limitation on Waiver of Notice, Etc. Notwithstanding any provision of this Agreement to the contrary, to the extent that any applicable Law expressly limits any waiver of any right contained herein or in any other Loan Document (including any waiver of any notice or other demand), such waiver shall be ineffective to such extent.

Additional Costs. In the event that any applicable Law now or hereafter in effect and whether or not presently applicable to Lender Party, or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Lender Party with any guideline, request or directive of any such Governmental Authority (whether or not having the force of law), shall (i) affect the basis of taxation of payments to

Lender Party of any amounts payable by Borrower under this Agreement (other than taxes imposed on the overall net income of Lender Party), or (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender Party, or (iii) impose any other condition with respect to this Agreement, the Notes or the Loans, or (iv) affect the amount of capital required or expected to be maintained by Lender Party, and the result of any of the foregoing is to increase the cost to Lender Party of making, funding or maintaining the Loans or to reduce the amount of any amount receivable by Lender Party thereon, then Borrower shall pay to Lender Party from time to time, upon request by Lender Party, additional amounts sufficient to compensate Lender Party for such increased cost or reduced amount receivable to the extent Lender Party is not compensated therefor in the computation of the interest rate applicable to the Loans. A statement as to the amount of such increased cost or reduced amount receivable, prepared in good faith and in reasonable detail by Lender Party and submitted by Lender Party to Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

Illegality and Impossibility. In the event that any applicable Law now or hereafter in effect and whether or not presently applicable to Lender Party, or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Lender Party with any guideline, request or directive of such Governmental Authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for Lender Party to maintain any Loan under this Agreement, Borrower shall upon receipt of reasonable notice thereof from Lender Party repay in full the then outstanding principal amount of such Loan, together with all accrued interest thereon to the date of payment and all amounts owing to Lender Party, (a) on the last day of the then current interest period applicable to such Loan if Lender Party may lawfully continue to maintain such Loan to such day, or (b) immediately if Lender Party may not continue to maintain such Loan to such day.

Assignments and Participations.

Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under this Agreement and the other Loan Documents, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000.00, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to Agent, for its acceptance, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing fee of $5,000.00.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any other Lender Party or the performance or observance by any Lender Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

Agent shall maintain at its principal office a copy of each Assignment and Acceptance delivered to and accepted by it and a record of the names and addresses of the Lender Parties and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and Lender Parties may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form as required by this Agreement, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Borrower and each Lender. In the case of any assignment by Lender, within five Business Days after its receipt of such notice, Borrower, at its own expense, shall execute and deliver to Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Note or Notes so surrendered.

Each Lender may sell participations to one or more Persons (other than any Lender Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) Borrower, Agent and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Lender Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such Lender by or on behalf of any Borrower Party; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information received by it from such Lender.

Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a Lien in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Lenders in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

Binding Effect, Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Lender Parties.

Entire Agreement, Amendments. This Agreement, including the Exhibits hereto, all of which are hereby incorporated herein by reference, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

Severability. If any provision of this Agreement, the Notes, or any of the other Loan Documents shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement or such other instrument or agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

Headings. The section and paragraph headings hereof are inserted for convenience of reference only, and shall not alter, define, or be used in construing the text of such sections and paragraphs.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Seal. This Agreement is intended to take effect as an instrument under seal.

SUBMISSION TO JURISDICTION, GOVERNING LAW AND NOTICES

Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or telegraph, or facsimile, as follows, unless such address is changed by written notice hereunder:

If to Borrowers

Pemco Aviation Group, Inc.

1943 50th Street North

Birmingham, Alabama 35212

Attention: Mr. John Lee

Facsimile #205-592-0195

Pemco Aeroplex, Inc.

1943 50th Street North

Birmingham, Alabama 35212

Attention: Mr. John Lee

Facsimile #205-592-0195

Pemco World Air Services, Inc.

1943 50th Street North

Birmingham, Alabama 35212

Attention: Mr. John Lee

Facsimile #205-592-0195

Pemco Engineers, Inc.

1943 50th Street North

Birmingham, Alabama 35212

Attention: Mr. John Lee

Facsimile #205-592-0195

Space Vector Corporation

1943 50th Street North

Birmingham, Alabama 35212

Attention: Mr. John Lee

Facsimile #205-592-0195

with a copy to:

Thomas C. Clark, III, Esq.

Maynard, Cooper & Gale, P.C.

2400 AmSouth/Harbert Plaza, 1901 Sixth Avenue North

Birmingham, Alabama 35203-2618

Facsimile #(205) 254-1999

If to SouthTrust (whether as a Lender or as Agent):

SouthTrust Bank

P.O. Box 2554

Birmingham, Alabama 35290

Attention: Alabama Corporate Banking Department

Facsimile #(205) 254-5911

with a copy to:

Ray D. Gibbons, Esq.

Burr & Forman LLP

3100 SouthTrust Tower

Birmingham, Alabama 35203

Facsimile #(205) 458-5100

If to Compass:

Compass Bank

Corporate Banking Center

15 South 20th Street, Suite 201

Birmingham, Alabama 35233

Attention: Corporate Banking

Facsimile #(205) 297-3926

with a copy to:

William S. Wright, Esq.

Balch & Bingham LLP

1710 Sixth Avenue North, P.O. Box 306

Birmingham, Alabama 35201-0306

Facsimile #205-226-8798

and with a copy to Agent

Governing Law. This Agreement is entered into and performable in Jefferson County, Alabama, and the substantive Laws, without giving effect to principles of conflict of laws, of the United States and the State of Alabama shall govern the construction of this Agreement and the documents executed and delivered pursuant hereto, and the rights and remedies of the parties hereto and thereto, except to the extent that the location of any Collateral in a state or Jurisdiction other than Alabama requires that the perfection of Agent’s Lien, and the enforcement of certain of Agent’s remedies with respect to the Collateral, be governed by the Laws of such other state or Jurisdiction.

SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL, ETC.

BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF ALABAMA, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ALABAMA, AND APPELLATE COURTS FROM ANY THEREOF;

CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH IN THIS AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

BORROWER AND LENDER PARTY HEREBY:

IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM OF ANY TYPE AS TO ANY MATTER ARISING DIRECTLY OR INDIRECTLY OUT OF OR WITH RESPECT TO THIS AGREEMENT, THE NOTE, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH; AND

AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY OF ANY KIND WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

[SIGNATURE PAGES TO FOLLOW]

SIGNATURE PAGE—BORROWERS

PEMCO AVIATION GROUP, INC.

By:	/s/ John R. Lee

Its:

PEMCO AEROPLEX, INC.

By:	/s/ John R. Lee

Its:

PEMCO ENGINEERS, INC.

By:	/s/ John R. Lee

Its:

PEMCO WORLD AIR SERVICES, INC.

By:	/s/ John R. Lee

Its:

SPACE VECTOR CORPORATION

By:	/s/ John R. Lee

Its:

STATE OF ALABAMA

COUNTY OF

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                                         , whose name as                                          of Pemco Aviation Group, Inc., a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of the contents of such instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal, this the              day of December, 2002.

[SEAL]

Notary Public

My Commission Expires:

STATE OF ALABAMA

COUNTY OF

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                                         , whose name as                                          of Pemco Aeroplex, Inc., an Alabama corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of the contents of such instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal, this the              day of December, 2002.

[SEAL]

Notary Public

My Commission Expires:

STATE OF ALABAMA

COUNTY OF

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                                         , whose name as                                          of Pemco Engineers, Inc., a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of the contents of such instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal, this the              day of December, 2002.

[SEAL]

Notary Public

My Commission Expires:

STATE OF ALABAMA

COUNTY OF

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                                         , whose name as                                          of Pemco World Air Services, Inc., a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of the contents of such instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal, this the              day of December, 2002.

[SEAL]

Notary Public

My Commission Expires:

STATE OF ALABAMA

COUNTY OF

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                                         , whose name as                                          of Space Vector Corporation, a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of the contents of such instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal, this the              day of December, 2002.

[SEAL]

Notary Public

My Commission Expires:

SIGNATURE PAGE—SOUTHTRUST

SOUTHTRUST BANK, as a Revolving Loan Lender, as a Term Loan Lender, as Swing Line Lender, and as Issuing Lender

By:	/s/ Austin Davis

Its:

STATE OF ALABAMA

COUNTY OF JEFFERSON

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                                         , whose name as                                                       of SouthTrust Bank, an Alabama banking corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of the contents of such instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said banking corporation.

Given under my hand and official seal, this the              day of December, 2002.

[SEAL]

Notary Public

My Commission Expires:

Instructions for Wire Transfers to Agent:

SouthTrust Bank—Birmingham, Alabama

ABA #062 0000 90

Account No.:

Reference:

Attention:

SIGNATURE PAGE—COMPASS

COMPASS BANK, as a Revolving Loan Lender and as a Term Loan Lender

By	/s/ Alex Morton

Its:

STATE OF ALABAMA

COUNTY OF JEFFERSON

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                                         , whose name as                                          of Compass Bank, an Alabama banking corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me that, being informed of the contents of such instrument, he/she, as such officer and with full authority, executed the same voluntarily for and as the act of said banking corporation.

Given under my hand and official seal, this the              day of December, 2002.

[SEAL]

Notary Public

My Commission Expires:

EXHIBIT A

APPROVED CONTRACTS

Current contracts with The Government of the United States of America

Current contracts with Northwest Airlines

Current contracts with General Electric Capital Aviation Services (GECAS)

Current contracts with Lockheed Martin

Current contracts with McDonnell Douglas Corporation, A Wholly Owned Subsidiary of the Boeing Company

Current contracts with The Boeing Company

New contracts with entities listed above on this Exhibit A will be deemed automatically an Approved Contract if (i) the new contract is for similar services with reasonably similar terms and conditions, (ii) Borrower gives written notice to Agent that such contract is intended to be an Approved Contract, and (iii) Agent approves such contract as an Approved Contract (and as a condition of such approval, Agent may require, among other things, a copy of the new contract and financial information regarding the party to the contract to evidence that such party and such party’s creditworthiness are acceptable to Agent).

EXHIBIT B

ASSETS EXCLUDED AS COLLATERAL

None

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Reference is made to that certain Credit Agreement dated as of December         , 2002 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Pemco Aviation Group, Inc., Pemco Aeroplex, Inc., Pemco World Air Services, Inc., Pemco Engineers, Inc., Space Vector Corporation (the “Borrowers”), the Agent and the other Lender Parties (both as defined in the Credit Agreement). Terms defined in the Credit Agreement are used herein with the same meaning.

The “Assignor” and the “Assignee” referred to on Schedule 1 hereto agree as follows:

1.     The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee’s Commitments and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

2.    The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

3.    The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with such financial information and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Agent, the Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party.

4.    Following the execution of this Assignment and Acceptance, this document will be delivered to Agent for acceptance and recording by Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by Agent, unless otherwise specified on Schedule 1 hereto.

5.    Upon such acceptance and recording by Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

6.    Upon such acceptance and recording by Agent, from and after the Effective Date, Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7.    This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Alabama.

8.    This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

[NAME OF ASSIGNOR], as Assignor	[NAME OF ASSIGNEE], as Assignee

By: Title: Date: , 20	By: Title: Date: , 20

Accepted and Approved this

day of                     , 20

[NAME OF AGENT]

By:

Title:

Date:                                                                      , 20

SCHEDULE 1

to

ASSIGNMENT AND ACCEPTANCE

A.	Assignor’s Credit Percentage before assignment		%

B.	Assignor’s Credit Percentage being assigned		%

C.	Assignor’s Credit Percentage remaining after assignment		%

Note: The sum of B and C must total A.

A.	Aggregate outstanding Advances of Assignor before assignment	$

B.	Aggregate outstanding Advances of Assignor after assignment	$

C.	Aggregate outstanding Advances of Assignee after assignment	$

A.	Maximum principal amount of Revolving Note payable to Assignor before assignment	$

B.	Maximum principal amount of Revolving Note payable to Assignor after assignment	$

C.	Maximum principal amount of Revolving Note payable to Assignee after assignment	$

A.	Maximum principal amount of Term Note payable to Assignor before assignment	$

B.	Maximum principal amount of Term Note payable to Assignor after assignment	$

C.	Maximum principal amount of Term Note payable to Assignee after assignment	$

[NAME OF ASSIGNOR], as Assignor	[NAME OF ASSIGNEE], as Assignee

By: Title: Date: , 20	By: Title: Date: , 20

Accepted and Approved this

day of                     , 20

[NAME OF AGENT]

By:

Title:

Date:                                                                      , 20

EXHIBIT D

FORM OF COLLATERAL REPORT

COLLATERAL REPORT AND BORROWING BASE CERTIFICATE

To:  SouthTrust Bank, as Agent

P.O. Box 2554

Birmingham, Alabama 35290

Attention: Corporate Banking Department

Pursuant to that certain Credit Agreement, dated as of December         , 2002 (as amended from time to time, the “Credit Agreement”) among PEMCO AVIATION GROUP, INC., a Delaware corporation, PEMCO AEROPLEX, INC., an Alabama corporation, PEMCO ENGINEERS, INC., a Delaware corporation, PEMCO WORLD AIR SERVICES, INC., a Delaware corporation, SPACE VECTOR CORPORATION, a Delaware corporation (the “Borrowers”), SOUTHTRUST BANK, an Alabama banking corporation, as Agent (the “Agent”), and the other Lender Parties identified therein, the undersigned submits this Collateral Report and Borrowing Base Certificate. As used herein, capitalized words and phrases shall have the meanings set forth in the Credit Agreement.

I.	Borrowing Base

A.	Accounts Receivable due from prime contractors on all U.S. Government contracts

	1. Total unpaid balances of Accounts Receivable due from prime contractors on all U.S. Government Contracts at , 20 .	$

	2. All such Accounts which are not Eligible Accounts	$

	3. Item I.A.1. minus I.A.2.	$

	4. 85% of Item I.A.3	$

B.	Accounts Receivable due from governmental and commercial contracts

	1. Total unpaid balances of Accounts Receivable due from governmental and commercial contracts at , 20 .	$

	2. All such Accounts which are not Eligible Accounts	$

	3. Item I.B.1. minus I.B.2.	$

	4. 85% of Item I.B.3	$

C.	Accounts Receivable which are unbilled due to the terms of an applicable contract, but with respect to which work has been performed and completed

	1. Total unpaid balances of Accounts Receivable which are unbilled due to the terms of an applicable contract, but with respect to which work has been performed and completed at , 20 .	$

	2. All such Accounts which are not Eligible Accounts	$

	3. Item I.C.1. minus I.C.2.	$

	4. 50% of Item I.C.3	$

D.	Inventory

	1. Total value of Inventory at ,20.	$

	2. Amount of Inventory which is not Eligible Inventory	$

	3. Item I.D.1. minus Item I.D.2.	$

	4. The lesser of (i) $12,000,000.00, or (ii) 50% of Item I.D.3	$

II.	Availability

A.	1. Accounts Availability, Item I.A.4.	$

	2. Accounts Availability, Item I.B.4.	$

	3. Accounts Availability, Item I.C.4.	$

	4. Inventory Availability, Item I.D.4.	$

	5. Total Availability (total of Item II.A.1., plus Item II.A.2., plus Item II.A.3, plus Item II.A.4)	$

B.	Outstanding Revolving Loan Advances and Availability Reserves

	1. Outstanding Revolving Loan Advances	$

	2. Availability Reserves	$

	3. Total Outstanding Advances and Reserves Item II.B.1, plus Item II.B.2	$

C.	Availability

	The lesser of (a) Item II.A.5. minus Item II.B.3. or (b) $20,000,000.00 minus Item II B.3. (mandatory prepayment if less than $0; availability if greater than $0)	$

The undersigned represents and warrants to Agent that:

A.	The representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof.

B.	No Default or Event of Default has occurred and is continuing.

C.	All information set forth in this Collateral Report and Borrowing Base Certificate is true, complete, and accurate.

Executed	this day of , 20 .

PEMCO AVIATION GROUP, INC.

By:

Its:

PEMCO AEROPLEX, INC.

By:

Its:

PEMCO ENGINEERS, INC.

By:

Its:

PEMCO WORLD AIR SERVICES, INC.

By:

Its:

SPACE VECTOR CORPORATION

By:

Its:

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

FOR THE PERIOD ENDING

To:    SouthTrust Bank, as Agent

          P.O. Box 2554

          Birmingham, Alabama 35290

          Attention: Corporate Banking Department

Pursuant to that certain Credit Agreement, dated as of December             , 2002 (as amended from time to time, the “Credit Agreement”) among PEMCO AVIATION GROUP, INC., a Delaware corporation, PEMCO AEROPLEX, INC., an Alabama corporation, PEMCO ENGINEERS, INC., a Delaware corporation, PEMCO WORLD AIR SERVICES, INC., a Delaware corporation, SPACE VECTOR CORPORATION, a Delaware corporation (the “Borrowers”), SOUTHTRUST BANK, an Alabama banking corporation, as Agent (the “Agent”), and the other Lender Parties identified therein, the undersigned submits this Compliance Certificate and certifies that the covenants and financial tests described in the Credit Agreement are as follows:

I.	Financial Statements and Reports	Compliance (Please Indicate)

A.	Annual CPA audited, Fiscal Year-End financial statements within 90 days after each Fiscal Year-End	Yes	No

B.	Quarterly unaudited financial statements within 45 days after each Quarter-End	Yes	No

C.	On or before the last day of each month, a Collateral Report for the immediately preceding month	Yes	No

II.	Adjusted Tangible Net Worth

Minimum of $24,300,000, plus 60% of Net Income as of each Quarter-End beginning March 31, 2003

	Actual Adjusted Tangible Net Worth for this reporting period equals $	Yes	No

III.	Adjusted Liabilities to Adjusted Tangible Net Worth

Maximum of 2.5 to 1.0 allowed.

As of the month ending

	$ /$ =	Yes	No

Adjusted Adjusted

Liabilities TNW Ratio
IV.	Fixed Charge Coverage Ratio
A minimum of 1.2 to 1.0 required at end of each calculated period.
Numerator (Operating Income):
	EBITDA	$
	Less: Income Tax Expense	$
	Plus: Lease Expense	$
	TOTAL:	$

Denominator (Fixed Charges):
	Regularly Scheduled Debt Payments	$
	Plus: Interest Expense	$
	Lease & Rental Expense	$
	All payments on Unfunded Pension Liability	$
	TOTAL:	$

	$ divided by $ =		Yes	No
Numerator Denominator Ratio

A.    The undersigned represents and warrants to Agent that the undersigned has individually reviewed the provisions of the Credit Agreement and that a review of the activities of Borrowers during the period covered by this Compliance Certificate has been made by or under the supervision of the undersigned with a view to determining whether Borrowers have kept, observed, performed and fulfilled all of its obligations under the Credit Agreement.

B.    Borrowers have observed and performed each and every undertaking contained in the Credit Agreement, and no Default or Event of Default has occurred and is continuing.

C.    That all information set forth in this Compliance Certificate is true, complete, and accurate.

Executed this                      day of                     , 20        .

PEMCO AVIATION GROUP, INC.

By:

Its:

PEMCO AEROPLEX, INC.

By:

Its:

PEMCO ENGINEERS, INC.

By:

Its:

PEMCO WORLD AIR SERVICES, INC.

By:

Its:

SPACE VECTOR CORPORATION

By:

Its:

EXHIBIT F

LENDERS’ INITIAL CREDIT PERCENTAGES

Lender	Revolving Loan Commitment	Term Loan Commitment	Total Commitments	Revolving Loan Credit Percentage	Term Loan Credit Percentage	Credit Percentage
SouthTrust	$12,500,000	$2,500,000	$15,000,000	62.5%	50%	60%
Compass	$7,500,000	$2,500,000	$10,000,000	37.5%	50%	40%

Total	$20,000,000	$5,000,000	$25,000,000	100%	100%	100%

EXHIBIT G

PERMITTED LIENS

SCHEDULE 9.3

LIST OF EQUITY AGREEMENTS

Pemco Aviation - None, except as reflected in Pemco Aviation’s filings with the Securities and Exchange Commission

Pemco Aeroplex - None

Pemco World - None

Pemco Engineers - None

Space Vector - None

SCHEDULE 9.4

LIST OF NAMES USED BY BORROWER AND PERSONS

ACQUIRED IN LAST SIX YEARS

Name of Borrower	Other Names Used

Pemco Aviation Group, Inc.	Precision Standard, Inc.*

Pemco Aeroplex, Inc	None

Pemco Engineers, Inc.	Precision Standard Corp. (former name)

Pemco World Air Services, Inc.	None

Space Vector Corporation	None

*	Pemco Aviation Group, Inc. is the surviving corporation of a merger with Precision

Standard, Inc., a Colorado corporation

(ii)	None

SCHEDULE 9.9

DISPUTED TAX MATTERS

Notice from Alabama Department of Revenue regarding Precision Standard, Inc., a Colorado corporation, not filing an Alabama tax return in 1998—notice dated July 15, 2002.

SCHEDULE 9.12

LISTING OF REAL PROPERTY OWNED OR LEASED BY BORROWER

TYPE OF FACILITY	STREET ADDRESS	COUNTY/ PARISH AND STATE	APPLICABLE BORROWER	RECORD OWNER
Industrial Building	9223 Deering Ave. Chatsworth, CA 91311-5804	Los Angeles County, California	Space Vector Corporation	Siegel & Associates, Inc.

Industrial Building	9223 Eton Ave. Chatsworth, CA 91311-5808	Los Angeles County, California	Space Vector Corporation	Siegel & Associates, Inc.

Industrial Building	9207 Deering Ave #B Chatsworth, CA 91311-6960	Los Angeles County, California	Space Vector Corporation	Siegel & Associates, Inc.

Industrial Building	2398 Railroad St. Corona, CA 92880-5410	Riverside County, California	Pemco Engineers, Inc.	Marie Cook

Office Building	12000 E. 47th Ave. #400 Denver, CO 80239-3115	Denver County, Colorado	Pemco World Air Services, Inc.	Omni Development Corporation

Aircraft Manufacturing & Maintenance Facility	1943 50th St. North Birmingham, AL 35212-1098	Jefferson County, Alabama	Pemco Aeroplex, Inc.	City of Birmingham, Alabama

Land	50th St. North Birmingham, AL 35212	Jefferson County, Alabama	Pemco Aeroplex, Inc.	CSX Transportation
Aircraft Manufacturing & Maintenance Facility	100 Pemco Dr. Dothan, AL 36303-9617	Houston County, Alabama	Pemco World Air Services, Inc.	Dothan-Houston County Airport Authority

Aircraft Maintenance Facility	4311 General Howard Dr. Clearwater, FL 33762-3533	Pinellas County, Florida	Air International, Inc.	Pinellas County, Florida
— — — — — Nothing Follows— — — — —

SCHEDULE 9.16

LISTING OF PATENTS, COPYRIGHTS, ETC.

SCHEDULE 9.24

INSURANCE POLICIES IN EFFECT

TYPE OF COVERAGE	CARRIER	POLICY PERIOD	LIMITS
Products/Aviation General Liability	Lloyd’s Aircraft Builders Council	04/16/02-04/16/03	Limits of Liability Combined Single Limit Personal Injury/Property Damage $500,000,000 Grounding $125,000,000 Combined Single Limit Military and non Military $500,000,000

Property	Zurich	04/01/02-04/01/03	$275,000,000 Limit on Any one occurrence

Commercial Auto	Hartford	04/01/02-04/01/03	Limits of Liability $1,000,000

Workers Compensation	American International	04/01/02-04/01/03	Limits $1,000,000 each accident

Directors and Officers Liability	American International	04/01/02-04/01/03	Limit of Liability $10,000,000 Defense Cost, Securities Claims $250,000

Comprehensive Dishonesty Disappearance & Destruction	National Union Fire	04/01/02-04/01/03	Limits of Liability $5,000,000

Foreign General Liability	Chubb	04/01/02-04/01/03	Limits of Liability $1,000,000 Per occurrence

Fiduciary Liability	National Union Fire	04/01/02-04/01/03	Limit of Liability $5,000,000

Kidnap and Ransom Extortion	National Union Fire	04/01/02-04/01/03	Limits $20,000,000

SCHEDULE 10.2(B)

PERMITTED TRANSFERS OF COLLATERAL

Sale of Borrower’s lease and related leasehold improvements on the facility located at 4311 General Howard Dr., Clearwater, Florida 33762-3533.

SCHEDULE 10.2(G)

PERMITTED EQUITY TRANSACTIONS

Transaction under Borrower’s Non-Qualified Stock Option Plan dated June 1, 1999, as amended and restated May 17, 2001.

Treasury stock transaction as permitted in this Agreement.

SCHEDULE 10.3(G)

LISTING OF AGREEMENTS CURRENTLY IN EFFECT

WITH AFFILIATES AND PERMITTED POST-CLOSING

None

SCHEDULE 10.7(A)

LISTING OF LOCATIONS OF COLLATERAL

Pemco Aviation Group, Inc.	1943 North 50th Street Birmingham, Alabama 35201

Pemco Aeroplex, Inc.	1943 North 50th Street Birmingham, Alabama 35201

Pemco World Air Services, Inc.	100 Pemco Drive Dothan, Alabama 36303

Pemco Engineers, Inc.	2398 Railroad Street Corona, California 92880

Space Vector Corporation	9223 Deering Avenue Chatsworth, California 91311

Source One Spares - (Consignment Inventory)	15370 Vickery Drive Houston, Texas 77032

SCHEDULE 10.16

ADDITIONAL APPROVED BANK ACCOUNTS

Lock Box Account	Wells Fargo Bank - ABA 1020-0007-6 - 2648019142

Lock Box Account	Wells Fargo Bank - ABA 1020-0007-6 - 0578128209

Lock Box Account	Wells Fargo Bank - ABA 1020-0007-6 - 0578128191

Lock Box Account	Wells Fargo Bank - ABA 1020-0007-6 - 0578128290

Lock Box Account	Wells Fargo Bank - ABA 1020-0007-6 - 0578128225

Tax Account	Wells Fargo Bank - ABA 1020-0007-6 - 2648019150

Current ACH arrangement with AmSouth for Payroll to remain in effect.